EXHIBIT 10.2
EXECUTION COPY
August 21, 2009
Hawkeye Energy Holdings, LLC
224 S. Bell Ave.
Ames, IA 50010
Attention: Timothy B. Callahan
Re:	Acquisition of Advanced BioEnergy, LLC Units
Ladies and Gentlemen:
          Reference is hereby made to that certain Advanced BioEnergy, LLC (“Advanced BioEnergy”) Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, pursuant to which Hawkeye Energy Holdings, LLC (“Hawkeye”) will purchase and be entitled to receive limited liability company membership units of Advanced BioEnergy (“Units”). Certain capitalized terms used in this letter agreement are defined in Section 8 below and capitalized terms used but not otherwise defined herein are used herein as defined in the Subscription Agreement.
          This letter agreement is being delivered to Hawkeye as an inducement to Hawkeye for it to enter into the Subscription Agreement, and Advanced BioEnergy acknowledges and agrees that Hawkeye would not be willing to enter into the Subscription Agreement in the absence of this letter agreement. For good and sufficient consideration, the sufficiency of which is hereby acknowledged, Advanced BioEnergy and Hawkeye agree as follows:
1.	Closing of Acquisition Pursuant to Subscription Agreement
a.	Hawkeye’s obligation to fund the investment amount set forth in the Subscription Agreement shall be conditioned upon and subject to the following closing conditions:
i.	Subject to and effective immediately following the issuance of Units to Hawkeye pursuant to the Subscription Agreement, Joshua Nelson and Bruce Rastetter shall have been appointed as Directors (the Directors appointed pursuant to this Section 1(a)(i) or elected pursuant to the Voting Agreement referred to in Section 1(a)(ii), the “Hawkeye Directors”);

ii.	Advanced BioEnergy and each of the Advanced BioEnergy unitholders listed on Exhibit A-1 attached hereto shall have entered into a Voting Agreement in the form attached hereto as Exhibit A-2;

iii.	Advanced BioEnergy shall have entered into a Registration Rights Agreement in the form attached hereto at Exhibit B;

iv.	Advanced BioEnergy and Hawkeye Gold, LLC shall have entered into an Exclusive Ethanol Marketing Agreement (the “Ethanol Agreement”)in the form attached hereto at Exhibit C; and

v.	Advanced BioEnergy entering into and becoming party to the Ethanol Agreement and shall have been approved in accordance with the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC dated as of November 20, 2006, as amended and supplemented, and all related documents.
b.	Subject to the satisfaction of the conditions set forth in Section 1(a), the date Hawkeye funds the investment amount set forth in the Subscription Agreement is referred to herein as the “Closing Date.” Notwithstanding anything to the contrary in the Subscription Agreement, Advanced BioEnergy shall not have any right to reject or otherwise rescind the issuance of the Units pursuant to the Subscription Agreement without the consent of Hawkeye, and Advanced BioEnergy hereby waives any right it would otherwise have to reject or otherwise rescind such issuance. The Units purchased pursuant to the Subscription Agreement shall be issued as of and on the Closing Date.
2.	Pro-Rata Participation Right.
a.	Prior to any future issuance of Additional Units other than pursuant to a registered public offering, Advanced BioEnergy shall give Hawkeye written notice (an “Issuance Notice”) of such proposed issuance at least 10 days prior to the proposed issuance date. The Issuance Notice shall specify the number of Additional Units and the price at which such Additional Units are proposed to be issued and the other material terms and conditions of the issuance, including, without limitation, the proposed closing date. Hawkeye shall have the option, but not the obligation, to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, its pro rata amount of such Additional Units equal to (x) the number of Additional Units proposed to be issued by Advanced BioEnergy, multiplied by (y) a fraction, the numerator of which is the number of Units owned by Hawkeye and its Affiliates as of the date of such Issuance Notice and the denominator of which is the total number of Units outstanding as of the date of such Issuance Notice (assuming the full conversion of all Convertible Securities).

b.	Hawkeye may exercise its rights under this Section 2, in whole or in any part, by delivering written notice of its election to purchase such Additional Units to Advanced BioEnergy within 10 days after receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number of Additional Units requested to be purchased by Hawkeye) shall constitute a binding

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agreement of Hawkeye to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of Additional Units specified in Hawkeye’s notice; provided, however, that if not all of the Additional Units specified in the Issuance Notice are actually issued by Advanced BioEnergy in such offering, Hawkeye shall be released from its obligation to purchase Additional Units, and may cause Advanced BioEnergy to repurchase the subject Additional Units if and to the extent the issuance of Additional Units to Hawkeye has already been effected, on a pro-rata basis. If, at the termination of such 10 day-period, Hawkeye has not exercised its right to purchase any of its pro rata share of the Additional Units, Hawkeye shall be deemed to have waived all of its rights under this Section 2 with respect to, and only with respect to, the purchase of such Additional Units specified in the Issuance Notice.

c.	Advanced BioEnergy shall have 60 days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Additional Units that Hawkeye has elected not to purchase at the price and upon terms and conditions that are not materially less favorable to Advanced BioEnergy than those specified in the Issuance Notice.

d.	Notwithstanding the foregoing, Advanced BioEnergy may issue Additional Units pursuant to the Memorandum prior to giving an Issuance Notice to Hawkeye, and Advanced BioEnergy shall instead give Hawkeye an Issuance Notice promptly following the earlier of (x) the issuance of all Additional Units offered for issuance pursuant to the Memorandum (other than the Additional Units that are required to be offered to Hawkeye pursuant to this Section 2, which shall not be issued other than in compliance with this Section 2) and (y) October 1, 2009. When determining Hawkeye’s pro rata amount of the Additional Units issued pursuant to the Memorandum, the pro rata amount shall be equal to (x) 2,666,666 Units (which amount is the total 4,666,666 Units offered for issuance pursuant to the Memorandum less the 2,000,000 Units issued pursuant to Subscription Agreement), multiplied by (y) a fraction, the numerator of which is the number of Units owned by Hawkeye and its Affiliates as of the date of such Issuance Notice and the denominator of which is the total number of Units outstanding as of the date of such Issuance Notice (not including the Units issued pursuant to the Memorandum to parties other than Hawkeye, but assuming the full conversion of all Convertible Securities).
3.	Issuance of Additional Units to Hawkeye Upon Issuance of Additional Units. In the event Advanced BioEnergy shall at any time between the date hereof and the fourteen-month anniversary of the date hereof issue Additional Units for a consideration per Unit less than $1.50 per Unit (or in the case of Additional Units that are Convertible Securities, (x) issue Convertible Securities with an exercise, conversion or similar price of less than $1.50 per Unit or (y) amend or adjust Convertible Securities so that the exercise, conversion of similar price is less than

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$1.50 per Unit), in each case, giving effect to any Unit splits or dividends or similar events. Advanced BioEnergy shall issue to Hawkeye an additional number of Units for no consideration such that after receipt of such additional Units, Hawkeye shall have received an aggregate number of Units equal to the quotient determined by dividing the Total Hawkeye Purchase Price by the lowest price at which Additional Units have been issued (or in the case of Convertible Securities, may be issued). For example, if the Total Hawkeye Purchase Price is $3,000,000 and Additional Units are issued for a consideration of $1.25 per Unit, Hawkeye would receive 400,000 Units pursuant to this Section 3 such that Hawkeye would have been issued an aggregate of 2,400,000 Units.

4.	Reimbursement of Expenses of Hawkeye Directors. Advanced BioEnergy shall reimburse each of the Hawkeye Directors for their reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of Directors or otherwise providing services to Advanced BioEnergy. Advanced BioEnergy represents and warrants that the Directors have passed a resolution providing for such reimbursement of the expenses of the Hawkeye Directors.

5.	Use of Proceeds. Unless otherwise approved in writing by Hawkeye, all of the proceeds from the offering of Units pursuant to the Memorandum, net of a maximum of $285,000 of offering expenses, shall be used to pay debt owed to PJC Capital, LLC in accordance with the terms of the Forbearance Agreement between Advanced BioEnergy and PJC Capital, LLC, dated as of June 1, 2009.

6.	Advanced BioEnergy Representations and Warranties
          Advanced BioEnergy hereby agrees, represents and warrants, except as set forth on Schedule 1 attached hereto:
a.	Authorization. Advanced BioEnergy has the requisite limited liability company power to execute and deliver the Subscription Documents and to perform its obligations under the Subscription Documents. For purposes hereof, the “Subscription Documents” are this letter, the Subscription Agreement, the Voting Agreement, and the Registration Rights Agreement. The execution and delivery by Advanced BioEnergy of the Subscription Documents and the performance by it of its obligations under the Subscription Documents have been duly authorized by all necessary limited liability company action on the part of Advanced BioEnergy. The Subscription Documents have been duly executed and delivered by duly authorized officers of Advanced BioEnergy, and, assuming the due execution and delivery of the Subscription Documents by the other party or parties thereto, constitute valid and binding obligations of Advanced BioEnergy enforceable against Advanced BioEnergy in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights in general and

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subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

b.	No Conflicts. The execution and delivery of each of the Subscription Documents does not, and neither the performance by Advanced BioEnergy of its obligations under the Subscription Documents, nor the consummation of the transactions contemplated by the Subscription Documents, will, (i) conflict with the certificate of formation or limited liability company agreement of Advanced BioEnergy, (ii) conflict with, result in any violation of, constitute a default under, or give rise to a right of termination, cancellation, or acceleration of, or any obligation or to loss of a benefit under, any material contract of Advanced BioEnergy, (iii) violate, constitute a default under, or cause the forfeiture, impairment, non-renewal, revocation, or suspension of any permit of Advanced BioEnergy, (iv) violate any citation, order, judgment, decree, writ, or injunction, or require the consent or approval, of any governmental entity applicable to Advanced BioEnergy, (v) to the knowledge of Advanced BioEnergy, violate any law applicable to Advanced BioEnergy, or (vi) result in the creation of any encumbrance upon any of the assets or properties of Advanced BioEnergy.

c.	SEC Reports and the Memorandum.
i.	Advanced BioEnergy has previously made available to Hawkeye an accurate and complete copy of the Memorandum and each (i) registration statement, prospectus, report, schedule and definitive proxy statement filed by Advanced BioEnergy with the SEC since January 1, 2007 pursuant to the Securities Act or the Exchange Act (the “SEC Reports”), and prior to the date hereof and (ii) communication mailed by Advanced BioEnergy to its unitholders since January 1, 2007 and prior to the date hereof, and no such SEC Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. The SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates such SEC Reports were filed.

ii.	The consolidated financial statements of Advanced BioEnergy included in the SEC Reports or the Memorandum complied as to form in all material aspects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in accordance with U.S. generally accepted accounting principles consistently applied (“GAAP”), the consolidated financial

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position of Advanced BioEnergy as of the dates thereof and its consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that are not expected to be material).
d.	Absence of Undisclosed Liabilities, Indebtedness. Advanced BioEnergy and its subsidiaries (other than, where applicable, the Restructured Subsidiaries) have no Liabilities that are required to be reflected in, reserved against, or otherwise described in a balance sheet (or the notes thereto) prepared in accordance with GAAP except (i) those Liabilities provided for or reserved against in the financial statements attached to the Memorandum or (ii) Liabilities arising in the ordinary course of business consistent with past practice since March 31, 2009, which are not individually or in the aggregate material. Schedule 2 attached hereto sets forth a true and complete description of all Indebtedness of the Company and its subsidiaries (other than the Restructured Subsidiaries) as of the date hereof.

e.	HGF Liabilities. Neither Advanced BioEnergy nor any of its subsidiaries other than the Restructured Subsidiaries has or will have any liability or other responsibility with respect to the Liabilities of the Restructured Subsidiaries or arising from Advanced BioEnergy’s ownership or management of the Restructured Subsidiaries.

f.	Litigation . There is no claim or judicial or administrative action, suit, proceeding, or investigation pending or, to the knowledge of Advanced BioEnergy, threatened (i) that questions the validity of this letter agreement or the Subscription Agreement, the performance by Advanced BioEnergy of the obligations to be performed by it hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) relating to the business of Advanced BioEnergy or any of its subsidiaries (as now conducted or as proposed to be conducted) or materially affecting Advanced BioEnergy or any of its subsidiaries or any of their respective assets or properties.

g.	Exclusive Representations and Warranties. The representations and warranties set forth in this letter and the other Subscription Documents are the sole and exclusive representations and warranties made by Advanced BioEnergy with respect to the subject matter hereof. Nothing in this letter or the other Subscription Documents shall exclude or otherwise limit in any manner any available claims Hawkeye or its Affiliates may have against Advanced BioEnergy, including without limitation, pursuant to SEC Rule 10b-5.
The above Advanced BioEnergy representations and warranties shall survive the issuance of units pursuant to the Subscription Agreement.

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7.	Hawkeye Representations and Warranties
a.	Authorization. Hawkeye has the requisite limited liability company power to execute and deliver the Subscription Documents and to perform its obligations under the Subscription Documents. The execution and delivery by Hawkeye of the Subscription Documents and the performance by it of its obligations under the Subscription Documents have been duly authorized by all necessary limited liability company action on the part of Hawkeye. The Subscription Documents have been duly executed and delivered by duly authorized officers of Hawkeye, and, assuming the due execution and delivery of the Subscription Documents by the other party or parties thereto, constitute valid and binding obligations of Hawkeye enforceable against Hawkeye in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

b.	No Conflicts. The execution and delivery of each of the Subscription Documents does not, and neither the performance by Hawkeye of its obligations under the Subscription Documents, nor the consummation of the transactions contemplated by the Subscription Documents, will, (i) conflict with the certificate of formation or limited liability company agreement of Hawkeye, (ii) conflict with, result in any violation of, constitute a default under, or give rise to a right of termination, cancellation, or acceleration of, or any obligation or to loss of a benefit under, any material contract of Hawkeye, (iii) violate, constitute a default under, or cause the forfeiture, impairment, non-renewal, revocation, or suspension of any permit of Hawkeye, (iv) violate any citation, order, judgment, decree, writ, or injunction, or require the consent or approval, of any governmental entity applicable to Hawkeye, (v) to the knowledge of Hawkeye violate any law applicable to Hawkeye, or (vi) result in the creation of any encumbrance upon any of the assets or properties of Hawkeye.

c.	Litigation . There is no claim or judicial or administrative action, suit, proceeding, or investigation pending or, to the knowledge of Hawkeye, threatened that questions the validity of this letter agreement or the Subscription Agreement, the performance by Hawkeye of the obligations to be performed by it hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby.

d.	Ethanol Agreement. The fees, commissions and expense reimbursements set forth in the Ethanol Agreement are no less favorable to Advanced BioEnergy than the ethanol marketing agreements between Hawkeye Gold, LLC and Hawkeye Growth, Hawkeye Renewable and Arthur. Taking into account the prior discussions between the parties hereto, this representation is given as of

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the date of this letter and does not make any representation with respect to any subsequent amendments or other changes to the referenced documents.
The above Hawkeye representations and warranties shall survive the issuance of units pursuant to the Subscription Agreement.
8.	Definitions. The following terms shall have the meanings set forth below:
a.	“Additional Units” means all Units or Convertible Securities issued by Advanced BioEnergy, other than the following:
i.	Units issued as a dividend or distribution on Units;

ii.	Units or Convertible Securities issued to employees or directors of, or consultants to, Advanced BioEnergy or any of its subsidiaries pursuant to a compensation plan, agreement or arrangement existing as of the date hereof and disclosed in the SEC Reports or approved by the Directors;

iii.	Units issued upon the exercise or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Convertible Security; or

iv.	Units or Convertible Securities issued in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.
b.	“Convertible Securities” means any evidences of indebtedness, units or other securities directly or indirectly convertible into or exchangeable for Units.

c.	“Directors” means the Directors of Advanced BioEnergy.

d.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

e.	“Indebtedness” means, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (i) all obligations for borrowed money, (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business on terms customary in the trade), (iii) all obligations evidenced by notes, bonds, debentures, acceptances, or instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account, (iv) all obligations, whether or not assumed, secured by any encumbrance or payable out of the proceeds or production

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from any property or assets now or hereafter owned or acquired by such Person, (v) all obligations for which such Person is obligated pursuant to a guaranty, (vi) the capitalized portion of lease obligations under capital leases, (vii) all obligations for which such Person is obligated pursuant to any interest rate protection agreements or other derivative agreements or arrangements, and (viii) all obligations of such Person upon which interest charges are customarily paid or accrued.
f.	“Liabilities” means all Indebtedness, obligations, and other liabilities (or contingencies that have not yet become liabilities) of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

g.	“Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or governmental entity.

h.	“Restructured Subsidiaries” mean ABE Heartland, LLC (f/k/a/HGF Acquisition, LLC), Heartland Grain Fuels, L.P., known as HGF, and Dakota Fuels, Inc.

i.	“SEC” means the U.S. Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

j.	“Securities Act” means the Securities Act of 1933, as amended.

k.	“Total Hawkeye Purchase Price” means that aggregate purchase price paid for the Units purchased by Hawkeye pursuant to the Subscription Agreement and Section 2 of this letter agreement.
9.	Miscellaneous
a.	Amendments. This letter agreement may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this letter agreement and signed by each of the parties hereto.

b.	Counterparts. This letter agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

c.	Entire Agreement; Conflicts. This letter agreement (including the Exhibits and Schedules attached hereto) and the other Subscription Documents constitute the entire agreement of the parties hereto in respect of the subject matter of the Subscription Documents, and supersede all prior agreements or understandings, among the parties hereto in respect of the subject matter of the Subscription Documents. In the event there is a conflict between this

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letter agreement and the Subscription Agreement, the terms of this letter agreement shall prevail and such conflict shall be resolved in accordance with the terms of this letter agreement.

d.	Governing Law. This letter agreement and any matters arising out of, or related to, this letter agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of Delaware applicable to contracts executed and performable solely in such state, without regard to such conflicts of laws principals as may result in the application of the substantive laws of any other state or jurisdiction.

e.	Jurisdiction. The parties hereto agree that any action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or relating to, this letter agreement or the transactions contemplated hereby can only be brought in a court sitting in Delaware, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding in any such court or that any such action, suit, or proceeding that is brought in any such court has been brought in an inconvenient forum. Each of the parties hereto irrevocably waives any right to jury trial such party may otherwise have in connection with the transactions contemplated by the Subscription Documents.

f.	Severability. If any provision of this letter agreement or the application of such provision to any person or circumstance shall be held (by a court of competent jurisdiction) to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (i) the remainder of this letter agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this letter agreement.

g.	Specific Performance. The parties hereto acknowledge and agree that if a party refuses to perform under the Subscription Agreement or this letter agreement, monetary damages alone will not be adequate to compensate non-breaching party for its injuries. Each of the parties hereto shall, therefore, in addition to any other remedy that may be available to it, be entitled to obtain specific performance of the Subscription Agreement and this letter agreement. If any action, suit, or proceeding is instituted by a party to enforce this the Subscription Agreement or this letter agreement, the other party hereby waives the defense that there is an adequate remedy at law.

h.	Termination. Unless otherwise agreed in writing by Advanced BioEnergy and Hawkeye, in the event any of the closing conditions set forth in Section 1(a)

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has not been satisfied on or prior to the date fifteen (15) days after the date hereof, the Subscription Documents shall terminate in full.
[remainder of Page Intentionally Left Blank — Signature Page Follows]

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          IN WITNESS WHEREOF, the parties hereto have executed this letter agreement as of the date first above written.

ADVANCED BIOENERGY, LLC
By:	/s/ Richard R. Peterson
	Name:	Richard R. Peterson
	Title:	President, Chief Executive Officer and Chief Financial Officer

Acknowledged and agreed as of
the date first above written:

HAWKEYE ENERGY HOLDINGS, LLC
By:	/s/ Timothy B. Callahan
	Name:	Timothy B. Callahan
	Title:	Chief Financial Officer

[Signature Page to Advanced BioEnergy, LLC Side Letter Regarding Units Purchased by
Hawkeye Energy Holdings, LLC]

Exhibit A-1
Advanced BioEnergy Unitholders Party to Voting Agreement
All directors of ABE
SDWG
ECM

Exhibit A-2
Form of Voting Agreement

Voting Agreement
     This Voting Agreement (this “Agreement”) is made and entered into as of this [          ] day of August, 2009, by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), Hawkeye Energy Holdings, LLC, a Delaware limited liability company (“Hawkeye”), Ethanol Investment Partners, LLC, a Delaware limited liability company (“Partners” and each of Hawkeye and Partners, an “Investor”), South Dakota Wheat Growers Association, a South Dakota cooperative (“SDWG”), and each of the undersigned directors (the “Directors”) of the Company. The Company, Hawkeye, Partners, SDWG and Directors are collectively referred to herein as the “Parties.” Hawkeye, Partners, SDWG and Directors are collectively referred to herein as the “Members.”
Background
     A. On the date hereof, the Company and Hawkeye entered into that certain Subscription Agreement (the “Subscription Agreement ”) and a related letter agreement (the “Subscription Letter Agreement” and together with the Subscription Agreement and the Registration Rights Agreement, the “Subscription Documents”) providing for the issuance and sale of membership units of the Company (“Units”) to Hawkeye (the 2,200,000 Units issued to Hawkeye on the date hereof, the “Hawkeye Units”). Capitalized terms used herein but not otherwise defined have the meaning given to them in the Subscription Documents.
     B. Prior to the date hereof, Partners, together with Tennessee Ethanol Partners, LP, its Affiliate, acquired 3,250,000 Units (the “Partners Units”). Partners currently has rights pursuant to that certain Voting Agreement (the “Prior Partners Voting Agreement”) between the Company, Partners and certain of the Directors and Officers, dated as of May 4, 2007, and the Parties desire to amend and restate the Prior Partners Voting Agreement in its entirety pursuant to this Agreement.
     C. In connection with the Subscription Documents, two representatives of Hawkeye were appointed to the board of directors of the Company (the “Board”), and prior to the date hereof one representative of Ethanol Capital Management, LLC designated by Partners was elected to the Board.
     D. The Parties desire to cause, in accordance with the terms of this Agreement, two representatives of Hawkeye (the “Hawkeye Board Members”), two representatives of Ethanol Capital Management, LLC designated by Partners (the “Partners Board Members”) and the Chief Executive Officer of the Company (the “CEO Board Member”) to be nominated and elected as members of the Board.
Agreement
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:
1. VOTING AGREEMENT
     1.1 Board of Directors.

     (a) At each meeting of the Company’s members at which the Board position held by any of the Hawkeye Board Members, the Partners Board Members or the CEO Board Member is up for election, each of the Parties will, as applicable:
     (i) nominate for election to the Board each of the Hawkeye Board Members, each of the Partners Board Members and the CEO Board Member (each of such respective nominees, a “Designee”);
     (ii) recommend to the members (or other security holders) of the Company at any meeting of the members (or other security holders) at which directors are elected the election of each of the Designees;
     (iii) vote (or act by written consent) all Units (or other voting equity securities of the Company) they beneficially own, hold of record or otherwise control at any time, in person or by proxy, to elect each of the Designees to the Board;
     (iv) not take any action that would result in (and take any action necessary to prevent) the removal of any of the Designees from the Board or the increase in the size of the Board to more than nine members without the consent of the Hawkeye. Partners and CEO Board Members; and
     (v) not grant a proxy with respect to any Units that is inconsistent with his, her or its obligations under this Agreement.
     (b) With respect to the second Partners Board Member, who is not a member of the Board as of the date of this Agreement, each of the Parties will have the obligations set forth in Section 1.1(a) from and after the earlier of (i) such time as a vacancy exists on the Board (after the appointment of both of the Hawkeye Board Members) or (ii) the 2010 meeting of the members of the Company.
     1.2 Termination of Rights. In the event that any Investor ceases to own a number of Units (or other voting equity securities of the Company) equal to at least 10% of the then outstanding Units, such Investor shall no longer have the right to appoint two Designees and shall instead have the right to appoint one Designee. In the event that any Investor ceases to own a number of Units (or other voting equity securities of the Company) equal to at least 5% of the then outstanding Units, such Investor shall no longer have the right to appoint any Designee.
     1.3 Proxy. So long as Hawkeye has a right to appoint one or more Designees, each of the Members hereby grants to Hawkeye an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Member’s Units in accordance with such Member’s agreement to elect the Hawkeye Board Member(s) to the Board in accordance with Section 1.1. So long as Partners has a right to appoint one or more Designees, each of the Members hereby grants to Partners an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Member’s Units in accordance with such Member’s agreement to elect the Partners Board Member(s) to the Board in accordance with Section 1.1. Each of the Members hereby grants to each of the Investors an irrevocable proxy

ABE Voting Agreement	Page 2

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coupled with an interest to vote, including in any action by written consent, such Member’s Units in accordance with such Member’s agreement to elect the CEO Board Member in accordance with Section 1.1.
     1.4 Observation Rights. For so long as Hawkeye owns a number of Units (or other voting equity securities of the Company) equal to at least 75% of the Hawkeye Units, Hawkeye shall be entitled to appoint at any one time one representative (the “Observer”) to the Board. The Observer shall (a) receive all notices and information that the Company distributes to the Board in connection with regularly scheduled meetings (but not special meetings) of the Board at the same time and manner as given to the members of the Board and (b) have the right to attend and observe in a non-voting capacity all regularly scheduled meetings (but not special meetings) of the Board; provided, however, that the Company reserves the right to exclude the Observer from access to any material or meeting or portion thereof if the Company believes on the advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege; and, provided further, that the Observer shall agree to maintain the confidentiality of all Company information and all proceedings of the Board to the same extent as he would be required to do if he were a director of the Company.
     1.5 Directors’ and Officers’ Insurance. The Company shall purchase and maintain for such periods as the Board shall in good faith determine, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the date hereof is a director of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The provisions of this Section 1.5 shall survive any termination of this Agreement.
     1.6 Specific Enforcement. Each Party acknowledges and agrees that each of the Investors will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Investors shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which each of the Investors may be entitled at law or in equity. No breach by any Party of, or other failure of any Party to perform, any of the respective covenants or obligations of the Parties under this Agreement shall relieve any other Party of its obligations under this Agreement.
     1.7 Aggregation of Units. All Units held by an Investor and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement. “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

ABE Voting Agreement	Page 3

3

     1.8 Transferees Bound. Each of the Members agrees that any Person to whom any Member transfers any of such Member’s Units shall be bound by the provisions of this Agreement as if such transferee were originally a party hereto, provided, however that no transferee who receives a Member’s Units pursuant to a registered public offering or to the public pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, shall be bound by the provisions of this Agreement. Any attempted transfer in violation of this Section 1.8 shall be null and void.
     1.9 Conflicts of Interest. Nothing herein shall limit the ability of the Board to limit the participation of any Board Member or Observer in circumstances where the Board determines in good faith that the Board Member has a conflict of interest with any matter relating to the Company; provided, however, that the Company shall provide to the Board Member(s) or Observer whose participation is limited (a) to the extent practicable, prior notice of such limitation and (b) in as much detail as is practicable, a description of the matters discussed in his, her or their absence.
2. MISCELLANEOUS
     2.1 Assignment. This Agreement shall not be assignable by any of the Investors without the prior written consent of the Company.
     2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Limited Liability Company Act of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.
     2.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     2.5 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by nationally recognized private courier shall be deemed given on the day of receipt (if such day is a business day or, if such day is not a business day, the next succeeding business day); provided, however, that a notice delivered by facsimile shall only be effective if confirmation is received of receipt of the facsimile at the number provided in this Section 2.5 or if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail (return receipt requested), on or before two (2) business days following transmission by facsimile. All notices shall be addressed as follows:

ABE Voting Agreement	Page 4

4

If to Hawkeye:	with a copy to:

Hawkeye Energy Holdings, LLC	Thomas H. Lee Partners
224 S. Bell Ave.	100 Federal Street, 35th Floor
Ames, Iowa 50010	Boston, Massachusetts 02110
Attention: Timothy B. Callahan	Attention: Joshua M. Nelson
Fax: (515) 233-5577	Fax: (617) 227-3514

and a copy to:

Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Attention: Steven M. Peck
Fax: (617) 772-8333

If to Partners:	with a copy to:

Ethanol Investment Partners, LLC	Baker, Donelson, Bearman, Caldwell & Berkowitz
c/o Ethanol Capital Management, LLC	211 Commerce Street, Suite 1000
4400 East Broadway Blvd.	Nashville, Tennessee 37201
Tucson, Arizona 85711	Attn: Tonya Mitchem Grindon
Attention: Scott Brittenham	Telephone: (615) 726-5607
Telephone: (520) 628-2000	Fax: (615) 744-5607
Fax: (520) 323-9177

If to the Company:	with a copy to:

Advanced BioEnergy, LLC	Faegre & Benson LLP
10201 Wayzata Boulevard, Suite 250	2200 Wells Fargo Center
Minneapolis, Minnesota 55305	90 South Seventh Street
Attention: Richard Peterson	Minneapolis, Minnesota 55402
Fax: (763) 226-2725	Attention: Peter J. Ekberg
Fax: (612) 766-1600

If to SDWG:	with a copy to:

South Dakota Wheat Growers Association	Husch Blackwell Sanders LLP
110 6th Avenue SE	4801 Main Street, Suite 1000
Aberdeen, South Dakota 57402	Kansas City, Missouri 64112
Attention: CEO	Attention: Jason A. Reschly
Fax: (605) 225-0859	Fax: (816) 983-8080

If to the Directors and Officers:	with a copy to:

ABE Voting Agreement	Page 5

5

Advanced BioEnergy, LLC	Faegre & Benson LLP
10201 Wayzata Boulevard, Suite 250	2200 Wells Fargo Center
Minneapolis, Minnesota 55305	90 South Seventh Street
Attention: Donald Gales	Minneapolis, Minnesota 55402
Fax: (763) 226-2725	Attention: Peter J. Ekberg
Fax: (612) 766-1600
and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 2.5.
     2.6 Future Parties to the Agreement. If any person becomes a member of the Board after the date hereof and is or becomes a direct holder of Units, the Company agrees to use good faith efforts to cause each such person to become a party to, and be bound by the terms of, this Agreement as a Director. If a person who is a Director ceases to be a member of the Board, without any further action of any other Party, such person shall cease to be a Party to this Agreement as of the day such person ceases to be a member of the Board; provided, however, for the avoidance of doubt, such cessation of a Director to be a Party to this Agreement shall not release any entity that may be affiliated with or otherwise related to such Director from the obligations of this Agreement.
     2.7 Amendment; Waiver. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company, each of the Investors and SDWG; provided, however, that any amendment, modification or waiver that materially and adversely affects a Member disproportionately as compared to all other Members shall require the prior written consent of a majority-in-interest of such Members so adversely affected.
     2.8 Entire Agreement. This Agreement, together with the Subscription Documents, constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly terminated. The Prior Partners Voting Agreement is hereby amended and restated in its entirety pursuant to this Agreement.
*****
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ABE Voting Agreement	Page 6

6

     In Witness Whereof, the Parties hereto have executed this Voting Agreement on the date first above written.

Advanced BioEnergy, LLC
By:
Name:
Its:

Hawkeye Energy Holdings, LLC
By:
Name:
Its:

Ethanol Investment Partners, LLC
By:
Name:
Its:

****
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Signature Page to ABE Voting Agreement

South Dakota Wheat Growers Association
By:
Name:
Its:

****
[Remainder of page intentionally left blank]

Signature Page to ABE Voting Agreement

Directors:

Revis L. Stephenson III	Troy Otte
Director	Director

Scott Brittenham	Keith E. Spohn
Director	Director

Richard Peterson	Thomas Ravencroft
Director	Director

Larry L. Cerny
Director

John E. Lovegrove
Director
*****
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Signature Page to ABE Voting Agreement

Exhibit B
Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT
BETWEEN
ADVANCED BIOENERGY, LLC
AND
HAWKEYE ENERGY HOLDINGS, LLC
August [__], 2009

i

Advanced BioEnergy, LLC
Registration Rights Agreement
          This Registration Rights Agreement (this “Agreement”) is made as of the [___] day of August, 2009, between Advanced BioEnergy, LLC, a Delaware limited liability company (the "Company”), and Hawkeye Energy Holdings, LLC, a Delaware limited liability company (“Hawkeye”).
Background
          A. On the date hereof, the Company and Hawkeye entered into that certain Subscription Agreement (the “Subscription Agreement”) and letter agreement (the “Subscription Letter Agreement” and together with the Subscription Agreement, the “Subscription Documents”) providing for the issuance and sale of Units to Hawkeye.
          B. In connection with the Subscription Documents the Parties desire to provide Hawkeye with the right, among other rights, to demand the registration of Registrable Securities (as defined below) held by Hawkeye in accordance with the terms of this Agreement. Capitalized terms used herein but not otherwise defined have the meaning given to them in the Subscription Documents.
Agreement
          NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:
     1. Definitions. For purposes of this Agreement:
          1.1 “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any general partner, officer, director, or manager of such Person.
          1.2 “Damages” means any loss, damage, or liability to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the

Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
          1.3 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Units, including options and warrants.
          1.4 “EIP” means Ethanol Investment Partners, LLC.
          1.5 “EIP Holder” means any “Holder” as that term is defined under the EIP Registration Rights Agreement.
          1.6 “EIP Registration Rights Agreement” means that certain Registration Rights Agreement dated as of June 2, 2007 between the Company and EIP.
          1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          1.8 “Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan or (b) a registration relating to an SEC Rule 145 transaction.
          1.9 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
          1.10 “Form S-2” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
          1.11 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
          1.12 “GAAP” means generally accepted accounting principles in the United States.
          1.13 “Holder” means any holder of Registrable Securities who is a party to this Agreement, including permitted transferees that agree in writing to be bound by and subject to the terms and conditions of this Agreement.
          1.14 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 2

          1.15 “IPO” means the Company’s first underwritten public offering of its Units or other equity securities under the Securities Act after the date of this Agreement.
          1.16 “Operating Agreement” means that certain Third Amended and Restated Operating Agreement of the Company dated as of February 1, 2006, as may be amended from time to time.
          1.17 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
          1.18 “Registrable Securities” means (a) the Units beneficially owned by Hawkeye from time to time; and (b) any Units issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Units referenced in clause (a) above, including without limitation any Units which are issued to Hawkeye subsequent to the conversion resulting from any stock split or merger, and excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1, and excluding for purposes of Section 2 any Units for which registration rights have terminated pursuant to Section 2.12 of this Agreement.
          1.19 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.11(b) hereof.
          1.20 “SDWG” means South Dakota Wheat Growers Association, a South Dakota cooperative.
          1.21 “SDWG Holder” means any “Holder” as that term is defined under the SDWG Investor Rights Agreement.
          1.22 “SDWG Investor Rights Agreement” means that certain Investor Rights Agreement dated as of November 8, 2006 between the Company and SDWG, as amended.
          1.23 “SEC” means the Securities and Exchange Commission.
          1.24 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
          1.25 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
          1.26 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 3

          1.27 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.
          1.28 “Units” means units of membership interests in the Company, or shares or other equity interests of the Company issued in exchange for or otherwise in connection with any transaction as described in Section 2.1.
     2. Registration Rights. The Company covenants and agrees as follows:
          2.1 Demand Registration.
          (a) Form S-1 Demand. If at any time after the earlier of (i) one year after the date of this Agreement or (ii) ninety (90) days after the effective date of the registration statement for the IPO or such longer period after the IPO if the Holders cannot sell their securities as a result of executing a “market stand-off” agreement contemplated by Section 2.10 hereof, the Company receives a request from Holders of at least seventy-five percent (75%) of the Registrable Securities that the Company file a Form S-1 registration statement with respect to at least seventy-five percent (75%) of the Registrable Securities (or any lesser percentage if the anticipated aggregate offering price, net of Selling Expenses, would exceed $15 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders (including for purposes of this Section 2.1(a), solely for purposes of this clause (x), any EIP Holder and any SDWG Holder); and (y) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders (including for purposes of this Section 2.1(a), solely for purposes of this clause (y), any EIP Holder and any SDWG Holder), as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.
          (b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least fifty percent (50%) of the Registrable Securities that the Company file a Form S-3 registration statement with respect to at least fifty percent (50%) of the Registrable Securities (or any lesser percentage if the anticipated aggregate offering price, net of Selling Expenses, would exceed $15 million), then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders (including for purposes of this Section 2.1(b), solely for purposes of this clause (i), any EIP Holder and any SDWG Holder); and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders (including for purposes of this Section 2.1(b), solely for purposes of this clause (ii), any EIP Holder and any SDWG Holder), as specified by notice given by each such Holder to the

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 4

Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.
          (c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to Section 2.1(a) or Section 2.1(b) a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its members for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than thirty (30) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other member during such thirty (30) day period other than an Excluded Registration.
          (d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b): (x) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (y) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Company has performed its obligations hereunder in all material respects, the Initiating Holders withdraw their request for such registration, the Initiating Holders elect not to pay the registration expenses therefor, and the Initiating Holders forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).
          2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for equity holders other than the Holders, including, without limitation, pursuant to the EIP Registration Rights Agreement or the

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 5

SDWG Investor Rights Agreement) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.
          2.3 Underwriting Requirements.
          (a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of equity securities to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of equity securities that may be included in the underwriting shall be allocated as follows: (1) as between the Holders of Registrable Securities that are party to this Agreement (the “Hawkeye Holders”), the EIP Holders and the SDWG Holders in proportion (as nearly as practicable) to the number of equity securities that each group requested to be included in the underwriting, and then (2) as between the persons that comprise the Hawkeye Holders, the EIP Holders and the SDWG Holders in proportion (as nearly as practicable) to the number of equity securities owned by each holder or in such other proportion as shall mutually be agreed to by all such holders; provided, however, that the number of Registrable Securities held by the Hawkeye Holders to be included in such underwriting shall not be reduced unless all other securities, except the equity securities requested to be included in the underwriting by the EIP Holders and the SDWG Holders which shall be reduced as contemplated in the prior sentence, are first entirely excluded from the underwriting.
          (b) In connection with any offering involving an underwriting of the Company’s securities pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting agreement as agreed upon between the Company and its underwriters (which underwriting agreement shall contain customary terms and conditions), and then only in such

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 6

quantity as the underwriters in their reasonable discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by security holders of the Company to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters in their reasonable discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders; provided, however, in no event shall any securities held by any SDWG Holder be eliminated unless all Registrable Securities held by all EIP Holders and all Hawkeye Holders are completely eliminated. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder” as defined in this sentence.
          (c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
          2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of the Company or an underwriter of Units (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred eighty (180) day period shall be extended for up to two hundred forty (240) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 7

          (b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
          (c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
          (d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
          (f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
          (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
          (h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
          (i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 8

          (j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
          2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
          2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1(a) or Section 2.1(b) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders, including the EIP Holders and the SDWG Holders, shall bear such expenses pro rata based upon the number of Registrable Securities that were actually to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
          2.7 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, employees, agents and stockholders of each such Holder; legal counsel, accountants and other advisors for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 9

the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in strict conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in such registration statement.
          (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel, accountants and other advisors for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in strict conformity with written information furnished by or on behalf of such selling Holder expressly for use in such registration statement; and each such selling Holder will pay, severally and not jointly, to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which such indemnifiable Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 2.7(b) exceed the net proceeds from the offering received by such Holder, except in the case of common law fraud or willful misconduct by such Holder.
          (c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, unless such failure actually and materially prejudices the indemnifying party’s ability to defend such action.
          (d) Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that,

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 10

insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.
          (e) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.7(e), when combined with the amounts paid or payable by such Holder pursuant to Section 2.7(b), exceed the net proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or common law fraud by such Holder.
          (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the provisions on indemnification and contribution contained in the underwriting agreement shall not

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 11

contain provisions which expose the Holders to greater liability (including greater liability resulting from reduced indemnification rights) than the terms contained herein.
          (g) The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under Section 2 and shall survive the termination of this Agreement.
          2.8 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
          (a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times;
          (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act ; and
          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
          2.9 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any Company registration or demand registration of any securities held by such holder or prospective holder unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on a pari passu basis to the number of the Registrable Securities of the Holders that are included. The Company shall not amend the EIP Registration Rights Agreement or the SDWG Investor Rights Agreement in a manner adverse to the Holders without the prior written consent of a majority in interest of the Holders.
          2.10 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO or other registration by the Company for its own behalf of Units or any other equity securities under the Securities Act on a registration statement on Form S-1, Form S-2, or Form S-3, and ending on the date specified by

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 12

the Company and the managing underwriter (such period not to exceed (a) one hundred eighty (180) days in the case of the IPO, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, or (b) ninety (90) days in the case of any registration other than the IPO, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Units or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Units held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Units or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and members individually owning more than five percent (5%) of the Company’s outstanding Units (or other voting equity securities) are subject to the same restrictions. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.10 or that are necessary to give further effect thereto.
          2.11 Restrictions on Transfer.
          (a) The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in this Agreement and Section 9 of the Operating Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement and the Operating Agreement.
          (b) In addition to any legend requirements set forth in the Operating Agreement, each certificate or instrument representing the Registrable Securities shall (unless otherwise permitted by the provisions of Section 2.11(c)) be stamped or otherwise imprinted with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 13

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND CERTAIN HOLDERS OF ITS SECURITIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.11
          (c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder (which for the purposes of this sentence shall include any member, partner or stockholder of such Holder) for no consideration; provided that in the case of a transfer to an Affiliate each transferee agrees in writing to be subject to the terms of this Section 2.11. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.11(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
          2.12 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of (a) the closing of a transaction resulting in a “Dissolution Event” as such term is defined in the Operating Agreement and (b) the date on which such Holder is entitled to sell all of the Units owned by it pursuant to Rule 144 without compliance with any of the Rule 144 availability of adequate current public information about the issuer, volume limitations, manner of sale requirements, filing of a Form 144 or other conditions.

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 14

     3. Miscellaneous.
          3.1 Successors and Assigns. Except as set forth in this Section 3.1, this Agreement shall not be assignable by Hawkeye without the prior written consent of the Company. Prior written consent will not be required for any assignment of this Agreement by Hawkeye to an Affiliate assignee or an assignee acquiring at least fifty percent (50%) of the Registrable Securities prior to such assignment, provided that (i) the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such assignee and (ii) such assignee agrees in a written instrument satisfactory to the Company, to be bound by and subject to the terms and conditions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
          3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Limited Liability Company Act of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably waives the right to trial by jury; and (b) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 3.5.
          3.3 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
          3.5 Notices.
          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), one business day after being deposited with a nationally recognized overnight courier, or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 15

If to Hawkeye:	with a copy to:
Hawkeye Energy Holdings, LLC	Thomas H. Lee Partners, LLP
224 S. Bell Ave.	100 Federal Street, 35th Floor
Ames, Iowa 50010	Boston, Massachusetts 02110
Attention: Timothy B. Callahan	Attention: Joshua M. Nelson
Fax: (515) 233-5577	Fax: (617) 227-3514

and a copy to:
Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Attention: Steven M. Peck
Fax: (617) 772-8333

If to the Company:	with a copy to:
Advanced BioEnergy, LLC	Faegre & Benson LLP
10201 Wayzata Boulevard, Suite 250	2200 Wells Fargo Center
Minneapolis, Minnesota 55305	90 South Seventh Street
Attention: President Donald Gales	Minneapolis, Minnesota 55402
Fax: (763) 226-2725	Attention: Peter J. Ekberg
Fax: (612) 766-1600
          (a) If, during the period of time from and after any permissible assignment under Section 3.1 until the time the Company receives written notice of the name and address of the Affiliate assignee, the Company provides notice to Hawkeye under this Agreement and in accordance with this Section 3.5, the notice given to Hawkeye will be deemed to have been given to the Affiliate assignee.
          3.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities; provided, that the Company may in its sole discretion waive compliance with Section 2.11(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.11(c) shall be deemed to be a waiver); and provided further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; provided further, however, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term,

Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 16

condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
          3.7 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or regulation, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
          3.8 Aggregation of Securities. All shares of Registrable Securities held or acquired by Affiliates of a Holder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement of such Holder.
          3.9 Entire Agreement. This Agreement, together with the Subscription Documents (including any Schedules and Exhibits hereto and thereto), constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
          3.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
*****
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Advanced BioEnergy LLC — Hawkeye Registration Rights Agreement	Page 17

     The Parties hereto have executed this Agreement on the date first above written.

ADVANCED BIOENERGY, LLC

Name:
Title:

HAWKEYE ENERGY HOLDINGS, LLC

Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit C
Form of Exclusive Ethanol Marketing Agreement

EXCLUSIVE ETHANOL MARKETING AGREEMENT
August ___, 2009
          This EXCLUSIVE ETHANOL MARKETING AGREEMENT (this “Agreement”) is made as of the date first written above, and entered into and effective as of the Effective Date (as hereinafter defined), by and among Hawkeye Gold, LLC, a Delaware limited liability company (“Gold”), and ABE Fairmont, LLC, a Delaware limited liability company (“Producer”).
RECITALS
          WHEREAS, Producer operates an ethanol plant located in or around Fairmont, Nebraska (as the same may be expanded from time to time, including any conversion involving the use of new technology, the “Plant”);
          WHEREAS, Producer desires to sell to Gold, and Gold desires to purchase from Producer, all of the denatured fuel grade ethanol produced at the Plant (the “Ethanol”), all upon and subject to the terms and conditions set forth in this Agreement; and
          WHEREAS, capitalized terms used in this Agreement are used herein as defined in Section 45 hereof.
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gold and Producer hereby agree as follows:
     Section 1. Purchase Orders.
          a. Purchase Orders Generally. Gold shall use its commercially reasonable efforts to from time to time submit purchase orders or purchase contracts (each a “Purchase Order”) to Producer for purchases constituting, in the aggregate, the entire output of Ethanol from the Plant, each such Purchase order to be upon and subject to the terms and conditions of this Agreement. Gold’s analysis of the commercial reasonableness of a Purchase Order may include, among other factors, the performance and credit risk of the proposed end customer for the Ethanol in question.
          b. Form of Purchase Orders. Gold may place a Purchase Order with Producer orally, by email or by a written purchase order or contract in a form mutually acceptable to Producer and Gold. The terms of any Purchase Order may include a request for the sale and delivery of Ethanol on a one-time basis or on a daily, weekly, monthly, quarterly or other periodic basis. Each Purchase Order shall be irrevocable by Gold during the Acceptance Period (as defined below), unless and until it becomes a Rejected Purchase Order. A Purchase Order may take the form of (A) a Direct Fixed

Price Purchase Order (as defined below), (B) a Direct Index Price Purchase Order (as defined below), (C) a Terminal Storage Purchase Order (as defined below), or (D) a transportation swap or similar transaction that is mutually acceptable to Producer and Gold. Each Purchase Order shall be subject to the terms and conditions of this Agreement except, with respect to any Purchase Order, to the extent expressly set forth in writing in such Purchase Order.
     i. Direct Fixed Price Purchase Orders. Gold may place a Purchase Order with Producer for a fixed quantity of Ethanol to be sold for a fixed price-per-gallon to an end customer of Gold (each a “Direct Fixed Price Purchase Order”). Delivery Payments for Direct Fixed Price Purchase Orders will be paid by check of Gold or by wire transfer (according to Producer’s preference) on or before the earliest to occur of the date that is two Business Days after Gold receives payment for the relevant Ethanol from Gold’s customer and the first Business Day that is at least 20 days after the date on which the relevant Ethanol was loaded at the Plant (as evidenced by the date on which all Payment Documents for such shipment have been delivered).
     ii. Direct Index Price Purchase Orders. Gold may place a Purchase Order with Producer for a fixed quantity of Ethanol to be sold for based on a formula agreed upon between Gold and an end customer which formula takes into account standard benchmark daily prices for a given period (for example: the average Platt’s New York ethanol price-per-gallon for a given month), as specified in such Purchase Order (each a “Direct Index Price Purchase Order”). Gold and Gold’s end customer will agree on a pro forma initial purchase price-per-gallon for Ethanol delivered pursuant to a Direct Index Price Purchase Order (with respect to such Purchase Order, the “Pro Forma Price”). Delivery Payments of the applicable Pro Forma Price for Direct Index Price Purchase Orders will be paid by check of Gold or by wire transfer (according to Producer’s preference) on or before the earliest to occur of the date that is two Business Days after Gold receives payment for the relevant Ethanol from Gold’s customer and the first Business Day that is at least 20 days after the date on which the relevant Ethanol was loaded at the Plant (as evidenced by the date on which all Payment Documents for such shipment have been delivered); provided, however, that Delivery Payments for the sale of Terminal Storage Ethanol (as defined below) shall be paid in accordance with Section 1(b)(iii). For each delivery of Ethanol made pursuant to a Direct Index Price Purchase Order, Gold shall, no later than seven days after the end of the applicable calendar month during which a Delivery Payment was paid for such Ethanol, inform Producer of the Final Purchase Price. If the Final Purchase Price is lower than the Pro Forma Price of such Ethanol, Producer shall be liable for such difference (each, a “Producer True-Up Amount”) and Gold may, at its option, either (i)

invoice Producer for such Producer True-Up Amount, in which event Producer shall pay such Producer True-Up Amount to Gold within five days of the date on which such invoice is delivered to Producer; or (ii) include such Producer True-Up Amount in the Set-Off Amount deductible from a future Delivery Payment or set off against and withhold such Producer True-Up Amount from any Gold True-Up Amounts then due and payable. If, however, the Final Purchase Price is greater than the Pro Forma Price, then Gold shall, at its option, (i) pay such difference (each, a “Gold True-Up Amount”) to Producer within five days of Gold’s determination thereof, or (ii) set off such Gold True-Up Amount against any Set-Off Amount then due and owing to Gold.
     iii. Terminal Storage Purchase Orders. Gold may place a Purchase Order with Producer for a fixed quantity of Ethanol to be shipped to a terminal location (with respect to such shipment, the “Terminal Storage Ethanol”) unsold to an end customer with the intention of selling such Terminal Storage Ethanol en route or after delivery to the terminal (“Terminal Storage Purchase Orders”). Gold will determine and specify a Pro Forma Price for the Terminal Storage Ethanol in any Terminal Storage Purchase Order, to be used for Producer’s and Gold’s respective accounting purposes, but such Pro Forma Price will not represent the final Delivery Payment for such Terminal Storage Purchase Order. Gold will submit one or more Direct Fixed Price Purchase Orders or Direct Index Price Purchase Order for the Terminal Storage Ethanol when the applicable shipment is en route or after delivery to the terminal (each such Purchase Order, with respect to the Terminal Storage Ethanol, a “Supplemental Purchase Order”). Notwithstanding anything in this Agreement to the contrary, any Delivery Payment for Terminal Storage Ethanol will be paid by check of Gold or by wire transfer (according to Producer’s preference) on or before the earliest to occur of the date that is two Business Days after Gold receives payment for the relevant Terminal Storage Ethanol from Gold’s customer; and the first Business Day that is at least 20 days after the date on which the relevant Terminal Storage Ethanol was actually shipped or transferred to Gold’s end customer. Subject to Gold’s duties pursuant to Section 16(a)(i), in the event that any Terminal Storage Ethanol remains unsold for more than 30 days after delivery to the applicable storage terminal, Gold shall have the right and authority to sell such Terminal Storage Ethanol to such customer or customers as are determined by Gold, and without any notice to or further approval of Producer; provided, that upon consummation of any such sale, Gold shall make a Delivery Payment for such Terminal Storage Ethanol as though such sale were an Accepted Supplemental Purchase Order.

     Section 2. Acceptance or Rejection of Purchase Orders. Producer shall, in its sole discretion (based on Producer’s commercially reasonable judgment), accept or reject each Purchase Order, in whole, but not in part. Producer shall notify Gold of whether Producer accepts or rejects each particular Purchase Order within the time period specified in the Purchase Order, or if no time period is specified in the Purchase Order, by 5:00 p.m. (Ames, Iowa local time) on the date on which such Purchase Order is submitted (in either case, the “Acceptance Period”), and if Producer fails to notify Gold within the Acceptance Period, Producer shall be deemed to have rejected the Purchase Order. Gold reserves the right to require Producer to accept or reject any particular Purchase Order in writing. Producer hereby acknowledges that Gold will rely on Accepted Purchase Orders in its decisions to enter into third-party agreements for the sale of Ethanol to Gold’s end customers. In the event that Producer is unable to deliver Ethanol (due to unforeseen production shortfalls or otherwise) pursuant to the terms of a given Accepted Purchase Order, Gold will use its commercially reasonable efforts to restructure the corresponding third-party agreement or otherwise procure replacement ethanol for delivery to its end customer. If, as a result of Producer’s failure to deliver, Gold incurs costs in replacing such Ethanol or terminating such third-party agreement, Producer shall pay to Gold all such replacement or other costs incurred by Gold in fulfilling or terminating its obligations to the respective end customer (collectively “Replacement Costs”).
     Section 3. Payment Documents. As a precondition to Gold’s obligation to make the Delivery Payment for a given shipment of Ethanol, Gold shall have received from Producer all meter certificates, bills of lading and certificates of analysis (each in proper form) for such shipment (collectively, the “Payment Documents”). Notwithstanding anything in this Agreement to the contrary, if Gold has not received all Payment Documents for a given Ethanol shipment by the applicable payment date for such shipment, the Delivery Payment for such shipment shall instead be made on the second Business Day following the receipt of all Payment Documents for such shipment.
     Section 4. Optional Accelerated Delivery Payments. Producer may elect to receive Delivery Payments on a consistent weekly basis for a given calendar quarter (or quarters) by giving advance written notice of such election to Gold at least 14 days prior to the start of the first calendar quarter to which such notice applies, and specifying the quarter(s) to which such notice applies (each such notice, a “Payment Acceleration Notice”). Gold shall accept or reject each Payment Acceleration Notice within 10 days of Gold’s receipt thereof, and if Gold fails to notify Producer within such 10 day period, Gold shall be deemed to have accepted such Payment Acceleration Notice. Notwithstanding anything in this Agreement to the contrary, during any calendar quarter for which a Payment Acceleration Notice has been properly delivered to and accepted by Gold:
          a. Gold shall make Delivery Payments each Thursday for all Direct Shipments that were previously delivered to Gold and all Terminal Storage Shipments that were previously shipped to Gold’s customers, in each case for which a Delivery Payment has not previously been made and with respect to which the Payment

Documents were received by Gold on or before 11:59 p.m. on the preceding Sunday (each such date of payment, a “Payment Acceleration Date”);
          b. the Set-Off Amount that may be deducted from any Delivery Payment shall include an amount equal to 0.41% (such percentage, or such other percentage of which Gold may later notify Producer upon 10 days’ advance written notice, the “Surcharge Percentage”) multiplied by the amount of such Delivery Payment (such amount the “Acceleration Surcharge Amount”); and
          c. upon written notice to Producer of an increase in the Surcharge Percentage, Producer may, at its option, terminate any then-effective Payment Acceleration Notice at any time prior to the effective date of such increased Surcharge Percentage.
Notwithstanding anything in this Agreement to the contrary, Gold may, (i) upon 10 days’ advance written notice, terminate Producer’s right to submit and receive the benefits of future Payment Acceleration Notices, in which case, upon the expiration of any then-effective Payment Acceleration Notice(s), all Delivery Payments will be made pursuant to Section 1, and (ii) upon 10 days’ advance written notice terminate any then-effective Payment Acceleration Notice, in which case all remaining Delivery Payments will be made during such calendar quarter pursuant to Section 1.
     Section 5. Production and Loading Schedules.
          a. Production Schedules. From time to time as commercially reasonable and necessary, Producer shall provide to Gold production schedules that will to the best of Producer’s knowledge, accurately specify the Ethanol production schedule at the Plant for upcoming period of production broken down by week and by calendar month. Producer shall also provide to Gold, on a daily basis by 8:30 a.m. (Ames, Iowa local time), a status report regarding that day’s Ethanol inventory and production schedule for the Plant. Producer shall utilize its best efforts to produce the amount of Ethanol set out in its previously submitted production schedules and shall in all events fulfill each Accepted Purchase Order.
          b. Loading Schedules. Gold shall schedule the loading and shipping of Ethanol which becomes the subject of an Accepted Purchase Order, and shall provide Producer with daily or other periodic loading schedules (each a “Loading Schedule” and, collectively, the “Loading Schedules”) specifying the quantities of Ethanol to be removed from the Plant each day, and specifying the method of removal (i.e., by truck or rail), with sufficient advance notice so as to allow Producer, acting in a commercially reasonable manner, to timely perform Producer’s loading and related obligations under this Agreement. Gold shall determine whether each shipment of Ethanol shall be shipped by truck or rail.
          c. Cooperation. To ensure that Gold can satisfy its contractual commitments with Gold’s customers, Producer and Gold shall cooperate in coordinating production schedules and loading schedules, including by promptly notifying the other of any changes in, respectively, any production schedules or loading schedules delivered under this Section 5; provided, however, that Gold shall be entitled to act and rely upon each Accepted Purchase Order, each Eight Week Schedule provided by Producer and each loading schedule provided by Gold.
     Section 6. Delivery, Storage, Loading, Title.
          a. Delivery. The place of delivery for all Ethanol shall be the Plant. Producer shall grant and allow Gold and the Carriers access to the Plant in a manner and at all times reasonably necessary and appropriate for Gold to take delivery of Ethanol in accordance with the Loading Schedules.
          b. Producer to Provide Trucks and Railcars. Producer shall utilize Producer’s best efforts to obtain access to and the use of the number of trucks and railcars, through ownership, lease or other arrangement, as Gold, pursuant to Section 7, advises Producer may be necessary from time to time for the shipment of the Ethanol (collectively, the “Carriers”). All Carriers must be approved by Gold (such approval not to be unreasonably withheld). Producer shall make the Carriers available to Gold for the loading, shipment and transportation of Ethanol, and Gold shall have the right to direct the Carriers for and on behalf of Producer. Producer shall also be responsible for negotiating the rates and other terms of all rail and freight contracts (the “Rail Contracts”).
          c. Payment of Freight Costs by Producer. Producer shall be responsible for, and shall timely pay, all fees, costs, expenses and other amounts incurred or payable in connection with the pick-up, shipment, delivery or other transportation of Ethanol to Gold’s customers, or, in the event of an Accepted Terminal Storage Purchase Order, to the storage facility or terminal in question, including all amounts payable under the Rail Contracts and to the Carriers and all freight, express bills, terminal fees, insurance, taxes and all other related or similar costs, expenses, charges, fees and other amounts (collectively, the “Freight Costs”). Producer shall provide Gold with satisfactory evidence of the Freight Costs for each shipment of Ethanol from the Plant (each, a “Freight Cost Report”). If Gold pays any Freight Costs (“Gold Freight Costs”), Gold may, at its option, either (i) invoice Producer for such Gold Freight Costs, in which event Producer shall reimburse Gold for all such Gold Freight Costs within 5 days of Producer’s receipt of an invoice therefor from Gold; or (ii) include such Gold Freight Costs in the Set-Off Amount deductible from future Delivery Payments, pursuant to the definition of “Delivery Payment,” and/or set off against and withhold such Gold Freight Costs from any Gold True-Up Amounts payable hereunder.
          d. Storage. Gold may store the Ethanol that is the subject of an Accepted Storage Purchase Order on such storage terms as are determined by Gold. Producer acknowledges that all Ethanol that is in storage will likely be in commingled storage with ethanol of various third parties, including ethanol that Gold has purchased from Other Clients. Gold shall have the right and authority to treat all ethanol that Gold has in storage, including Ethanol in storage pursuant to an Accepted Storage Purchase Order and whether or not in commingled storage, as fungible, and to exchange or otherwise allocate any such ethanol between or among Producer, Other Clients and third parties as Gold determines to be necessary or appropriate to effectuate sales of the ethanol, to meet any inventory residence time restrictions or requirements, or otherwise.
          e. Payment of Allocated Storage Costs by Producer. On a monthly basis, Gold shall either (i) invoice Producer for any or all of its Allocated Storage Costs, in which event Producer shall pay such Allocated Storage Costs to Gold within five days of Producer’s receipt of an invoice therefor from Gold; or (ii) include such Allocated Storage Costs in the Set-Off Amount deductible from future Delivery Payments, pursuant to the definition of “Delivery Payment,” and/or set off against and withhold such Allocated Storage Costs from any Gold True-Up Amounts payable hereunder.
          f. Delivery of Payment and Other Documents and Information.
     i. Producer shall provide Gold with a certificate of analysis in form and content consistent with industry standards, legal requirements, the reasonable requirements of Gold’s customers and otherwise reasonably acceptable to Gold for each truck and rail car of Ethanol which is sold to Gold pursuant to this Agreement. Producer shall also provide Gold each day, weekends and holidays excluded, with meter certificates and bills of lading for the previous day’s deliveries of Ethanol to Gold. The meter certificates and bills of lading with respect to any deliveries that are made on a weekend or a holiday will be provided to Gold on the next succeeding Business Day. All meter certificates and bills of lading provided by Producer must meet and comply with industry standards, the reasonable requirements of Gold’s customers and the requirements of all applicable laws, rules and regulations. Producer shall provide Gold with a Freight Cost Report for each shipment of Ethanol as soon as it is available, but in all events prior to the Delivery Payment for the Ethanol in question.
     ii. Producer is responsible for complying with, and generating all reports, documents and information required under, all federal, state or other laws, rules or regulations in any way related to volume accounting or the tracking, labeling or other identification of ethanol, including the renewable identification number requirements of the U.S. Environmental Protection Agency.
     iii. Producer shall also provide Gold, within such time period as is reasonably specified by Gold, with all such other documentation and information as may from time to time become necessary or appropriate under industry standards or applicable laws, rules or regulations.
          g. Producer Storage Space. Producer shall provide storage space at the Plant for a minimum of 10 days of Ethanol production at the Plant (the “Maximum

Storage”), with the number of gallons of storage of Ethanol available at the Plant based on the current production capacity of the Plant being set forth below Producer’s signature to this Agreement, and such storage space shall be continuously available for Gold’s use for storage of Ethanol, without charge to Gold.
          h. Loading.
     i. Subject to Section 6(b) and Section 6(c), Gold shall arrange for trucks or railcars of the Carriers to be at the Plant for pick-up of Ethanol in accordance with the Loading Schedules.
     ii. Producer shall timely provide and supply, without charge to Gold, all facilities, equipment and labor necessary to load the Ethanol into a given Carrier’s trucks or railcars at the Plant in accordance with the Loading Schedules. Producer shall be liable and responsible for all demurrage and other costs and expenses arising from Producer’s failure to timely satisfy and meet Gold’s loading schedules. Producer agrees that all railcars shall be loaded to full visible capacity at the Plant and shall be sealed prior to leaving the Plant. Producer shall maintain all loading facilities and equipment at the Plant in accordance with industry standards and in good and safe operating condition and repair, subject to ordinary wear and tear and depreciation.
          i. Handling of Ethanol. Producer shall handle the Ethanol during the loading process in a good and workmanlike manner and in accordance with industry practices and Gold’s reasonable requirements, including with respect to shrinkage in quantity. Producer shall visually inspect all trucks and railcars for cleanliness in order to avoid contamination of the Ethanol and shall assure that the trucks and railcars are not overfilled at the Plant.
          j. Title and Risk of Loss. The title to, and all risk of loss of, all Ethanol which is purchased by Gold (including pursuant to an Accepted Terminal Storage Purchase Order) shall automatically pass from Producer to Gold at the time after both (i) the Ethanol has crossed the loading flange between the Plant and the truck or railcar, as the case may be, of the Carrier and (ii) the Payment Documents for the applicable shipment have been delivered to Gold.
     Section 7. Gold Consulting Regarding Trucks and Railcars.
          a. Gold shall consult with Producer regarding the number of trucks and railcars that may be needed from time to time to ship the Ethanol. Gold shall not have any liability or responsibility with respect to or for the lease or other arrangements of Producer regarding any trucks or railcars or otherwise for or with respect to the Carriers, including for any acts or omissions of the Carriers.

          b. Gold shall utilize commercially reasonable efforts to coordinate the scheduling of Producer’s railcars for Producer in a cost effective manner, but Producer acknowledges that the efficient use of Producer’s railcars depends on various factors, many of which are outside of Gold’s control, including general market conditions for ethanol, general railroad and freight conditions, the frequency of Accepted Purchase Orders, the delivery times under Accepted Purchase Orders and the locations and related transportation periods which apply to Gold’s customers for Ethanol.
     Section 8. Quantity of Ethanol.
          a. The quantity of Ethanol delivered to Gold under this Agreement shall be definitively established by outbound meter certificates obtained from meters of Producer that are properly certified as of the time of loading in accordance with any requirements imposed by any governmental or regulatory authorities and that otherwise comply with all applicable laws, rules and regulations. The quantity of Ethanol shall be determined and expressed in net temperature-corrected gallons in accordance with customary industry weights, measures and standards, which as of the date of this Agreement require Ethanol to be delivered in gallons which have been temperature corrected to 60 degrees Fahrenheit. Producer shall bear and be responsible for any errors created or caused by Producer’s meters.
          b. The current monthly nameplate production capacity of Ethanol at the Plant is set forth below Producer’s signature to this Agreement (the “Monthly Production”). Producer may, however, expand the capacity of the Plant. If Producer determines to expand the capacity of the Plant, Producer shall give Gold reasonable notice of such increased capacity so that Gold can effectively market any additional Ethanol produced. Such notice will include written notice of: (i) such expansion at least six months before the estimated substantial completion date of the construction activities related to such expansion, and (ii) the new Monthly Production amount by no later than the substantial completion date of the expansion. Notwithstanding anything in this Agreement to the contrary, if Gold determines that it can not market the additional Ethanol produced by such expanded capacity, Gold may provide written notice to Producer at least 30 days before the estimated date of substantial completion that the new Ethanol will not be covered by this Agreement, in which case Gold shall have no obligation to market such additional production.
     Section 9. Quality of Ethanol.
          a. Producer acknowledges that Gold intends to sell the Ethanol as motor fuel quality ethanol, and that the Ethanol is subject to industry standards and governmental standards. Producer represents and warrants to Gold that all Ethanol, in the form loaded onto the truck or railcar of the Carrier: (i) shall meet or exceed the standards, specifications and other requirements set forth in Exhibit A (attached hereto), as Exhibit A may be amended, restated, amended and restated, supplemented or otherwise modified from time to time by Gold (as provided below); (ii) shall comply with all applicable governmental laws, rules, regulations, standards and specifications, including with respect to quality, composition, naming and labeling; and (iii) may lawfully be introduced into interstate commerce.
          b. Gold may amend, restate, supplement or otherwise modify Exhibit A at any time and from time to time as Gold deems necessary or appropriate to comply with any changes in industry standards or applicable federal or state laws, rules or regulations, with each such amended, restated, supplemented or otherwise modified Exhibit A to be effective with respect to all Accepted Purchase Orders which become such after the date of Producer’s receipt of such updated Exhibit A from Gold.
     Section 10. Rejection of Ethanol by Gold.
          a. Gold may reject, before or after delivery, any Ethanol that fails to conform to Section 9 or is otherwise unsaleable because of a failure to meet industry standards or the requirements of any applicable law, rule or regulation; provided, however, that Producer must receive written notice of rejection of a load of Ethanol on such basis from Gold within two days of the delivery of such Ethanol to the end customer of Gold or such Ethanol shall be deemed to be accepted by Gold, but such deemed acceptance shall not constitute a waiver of or otherwise affect any other rights or remedies of Gold under this Agreement, at law, in equity or otherwise.
          b. If any Ethanol is seized or condemned by any governmental authority for any reason other than the failure of Gold to comply with any term of this Agreement (any such seizure or condemnation, a “Governmental Seizure”), the Governmental Seizure shall automatically constitute a rejection by Gold of the Ethanol which is the subject of the Governmental Seizure, and Gold shall have no obligation to offer any defense in connection with the Governmental Seizure. Gold shall, however, notify Producer of the Governmental Seizure within two days of Gold receiving notice of the Governmental Seizure. Gold shall also reasonably cooperate with Producer, but at Producer’s cost and expense, in defending against or otherwise contesting the Governmental Seizure.
          c. If any Ethanol is rejected by Gold (any such Ethanol, “Rejected Ethanol”), Gold will, in the following order:
     i. Use reasonable efforts to assist Producer in identifying a use or market for the Rejected Ethanol, which may include sale of the Rejected Ethanol in industrial markets or reprocessing such rejected Ethanol; or
     ii. Offer Producer a reasonable opportunity, but in no event to exceed 24 hours following rejection, to examine and take possession of the Rejected Ethanol, at Producer’s cost and expense, but only if Gold reasonably determines that the condition of the Rejected Ethanol and the other circumstances permit such examination and delivery prior to disposal of the Rejected Ethanol; or

     iii. Dispose of the Rejected Ethanol in the manner as directed by Producer, and at Producer’s cost and expense, but subject to the requirements of applicable laws, rules and regulations and to any customer or other third party rights; or
     iv. If Producer fails to direct Gold to dispose of the Rejected Ethanol or directs Gold to dispose of the Rejected Ethanol in a manner inconsistent with applicable laws, rules or regulations or with any customer or other third party rights, then Gold may dispose of the Rejected Ethanol as determined by Gold or return the Rejected Ethanol to Producer, in either event at Producer’s cost and expense.
          d. Gold’s obligation with respect to any Rejected Ethanol shall be fulfilled upon Producer taking possession of the Rejected Ethanol, the disposal of the Rejected Ethanol or the return of the Rejected Ethanol to Producer, as the case may be, in accordance with subsection 10(c)(i), (ii) or (iii) above.
          e. Producer shall reimburse Gold for all costs and expenses incurred by Gold for storing, transporting, returning, disposing of, or otherwise handling Rejected Ethanol, and Gold shall provide Producer with reasonable substantiating documentation for all such costs and expenses. Producer shall also refund any amounts paid by Gold to Producer for Rejected Ethanol within 5 days of the date of Producer’s receipt of Gold’s written notice of the rejection. Gold has no obligation to pay Producer for Rejected Ethanol, and Gold may deduct from payments otherwise due from Gold to Producer under this Agreement the amount of any reimbursable costs or any required refund by Producer as described above. Gold’s rights and remedies under this Section 10 are not exclusive, and Gold shall also have all other rights or remedies available to Gold under this Agreement, at law, in equity or otherwise for Producer’s failure to deliver Ethanol that complies with this Agreement and to otherwise meet and fulfill the Accepted Purchase Order in question.
          f. If any Ethanol is rejected by Gold following the transfer of title and risk of loss to Gold under Section 6(j), title and risk of loss shall automatically and fully revert to Producer effective upon the rejection of the Ethanol.
     Section 11. Testing and Samples.
          a. If Producer knows or has reason to believe that any Ethanol does not comply with Section 9 or may be subject to rejection under Section 10, Producer shall promptly notify Gold so that such Ethanol can be tested by Gold or by an independent laboratory selected by Gold. If Gold knows or has reason to believe that any Ethanol does not comply with Section 9 or may be subject to rejection under Section 10, then Gold may test, or may obtain independent laboratory tests of, such Ethanol. If the test was initiated by Gold pursuant to the preceding sentence and if the Ethanol is tested and found to comply with Section 9 and to not be subject to rejection under Section 10, then

Gold shall be responsible for the costs of testing such Ethanol. Producer shall be responsible for all testing costs in all other circumstances.
          b. Producer will take an origin sample of Ethanol from every truck and railcar loaded with Ethanol at the Plant, using sampling methodology that is consistent with then prevailing industry standards. Producer will label and number the samples to indicate the date of loading and the truck or railcar number, and will retain the samples for a period consistent with industry standards and applicable laws, rules and regulations, but in no event for less than six months. Producer shall make such samples available to Gold upon any request by Gold. Gold has the right to witness the taking of such samples at any time and from time to time.
     Section 12. Gold Marks.
          a. Gold may market and sell the Ethanol under such names, marks, brands and logos as are determined by Gold from time to time, in its sole discretion (collectively, the “Marks”). The Marks shall at all times be the sole and exclusive property of Gold, and Gold reserves to itself all rights, entitlements and benefits of ownership and property of every kind and nature whatsoever in, to or in any way arising from or related to the Marks, including all goodwill.
          b. Producer shall not utilize any of the Marks without the prior written consent of Gold, which consent may be withheld in Gold’s sole discretion. Any permitted use of any Mark by Producer shall not grant Producer any rights in the Mark, other than as a nonexclusive licensee, and shall in each event be (i) limited in scope, area, use and otherwise in accordance with the express consent as granted by Gold; (ii) in strict accordance with Gold’s policies and requirements as established by Gold from time to time, in its sole discretion, regarding the use of the Marks; (iii) nonassignable and nontransferable, whether voluntarily or involuntarily; and (iv) terminable at any time upon the giving of written notice by Gold, with or without cause, and in the absence of any such written notice, terminated automatically and immediately upon the effective time of the termination of this Agreement.
     Section 13. Taxes, Fees and Expenses. Producer shall be responsible for all taxes, fees and charges assessed or imposed on the Ethanol by any governmental authority or industry organization with respect to the sale and delivery of the Ethanol to Gold as contemplated by this Agreement, including for branding, packaging, inspection, or otherwise. If any such taxes, fees or charges are paid by Gold, Producer shall reimburse Gold for such taxes, fees and charges within 5 days of the date of Gold’s invoice therefor to Producer, which invoice shall be accompanied by reasonable supporting documentation. Gold shall consult with Producer regarding any taxes, fees or charges payable by Producer under this Section 13 and the related governmental or industry requirements and standards.
     Section 14. Duties of Producer. In addition to Producer’s other duties and obligations under this Agreement, Producer agrees as follows:

          a. Exclusivity. Producer shall not sell or otherwise dispose of any Ethanol to any person other than Gold during the term of this Agreement; provided, however, that if Producer’s on-hand supply of Ethanol is reasonably expected to exceed Producer’s Maximum Storage because no Purchase Orders have been received from Gold to sell Ethanol or because all Purchase Orders have been properly rejected by Producer and, but for this paragraph, Producer would have to cease production of Ethanol (due to its inability to continue storing such Ethanol), then to the extent no Accepted Purchase Orders remain outstanding and no additional Purchase Orders are Accepted, Producer may sell Ethanol to third parties as necessary in order to maintain an on-hand supply of Ethanol that is equal to five days’ storage, and thereby facilitate the production of additional Ethanol (each such sale a “Storage Limit Sale”); provided, further, that in connection with each Storage Limit Sale, Producer shall pay to Gold, within 5 days of receipt by Purchaser of payment for such Storage Limit Sale, an amount equal to the Marketing Fee that Gold would have received if such sale were made pursuant to this Agreement.
          b. Producer shall cooperate with Gold in the performance of Gold’s services under this Agreement, including by (i) providing Gold in a timely manner with any records or information that Gold may reasonably request from time to time as part of Gold’s marketing of the Ethanol; and (ii) furnishing any representative of Gold who may be working at the Plant from time to time with reasonable administrative support, office space and other facilities and supplies.
          c. Producer shall maintain the Plant in good and safe operating repair and condition, subject to ordinary wear and tear and depreciation.
          d. Producer shall at all times have designated to Gold one or more employees of Producer who shall have authority to act for and on behalf of Producer under this Agreement, including for purposes of accepting Purchase Orders (each, a “Producer Representative”). Producer may change the identity of any Producer Representative at any time, but no change shall be effective with respect to Gold unless and until Gold has received written notice of such change. Any action taken by a Producer Representative shall bind Producer and may be relied and acted upon by Gold without inquiry to, or confirmation from, Producer or any other Producer Representative. Producer’s initial Producer Representative is identified below Producer’s signature to this Agreement.
          e. Producer shall provide Gold with not less than three months prior written notice of any material change in any of the technology that is from time to time utilized at the Plant.
          f. Producer shall utilize meters at the Plant that measure both gross and net 60 degrees Fahrenheit temperature-corrected gallons of Ethanol.

          g. Producer shall perform its duties and obligations under this Agreement and operate the Plant in a commercially reasonable manner and in compliance in all material respects with all governmental laws, rules and regulations.
          h. Producer shall promptly, but in any event within 24 hours, advise Gold of any material problems with respect to any Ethanol or the Plant, including any unscheduled shutdowns or downtime at the Plant.
          i. Producer shall promptly, but in any event within 24 hours, advise Gold of any matter regarding any Ethanol that raises an issue of the compliance of the Ethanol with this Agreement or any governmental laws, rules or regulations or industry standards.
          j. Producer shall obtain and continuously maintain in effect any and all governmental or other consents, approvals, authorizations, registrations, licenses or permits that are necessary or appropriate for Producer to fully and timely perform all of its duties and obligations under this Agreement.
     Section 15. Duties of Gold. In addition to Gold’s other duties and obligations under this Agreement, Gold agrees as follows:
          a. Gold shall use commercially reasonable efforts to (i) attempt to achieve the highest per gallon customer sales price available for Ethanol under the prevailing market conditions at the time of sale by Gold; and (ii) submit Purchase Orders to Producer on such a periodic basis as in necessary to permit Producer to produce Ethanol at the Plant in accordance with the expected rate of production as reflected in Producer’s production schedules delivered to Gold.
          b. Gold shall perform its duties and obligations under this Agreement in a commercially reasonable manner and in compliance in all material respects with all governmental laws, rules and regulations.
          c. In relation to sales between Producer and the other producers for which Gold markets ethanol for sale, including Affiliates of Gold (each such other ethanol plant, an “Other Client” and, collectively, the “Other Clients”), Gold shall submit purchase orders for ethanol in a commercially reasonable manner taking into account appropriate commercial factors including (without limitation) geographical considerations, a given producer’s risk management preferences, shipping and storage costs, customer relationships and customer requests, and pre-existing contractual obligations.
          d. Gold will deliver to Producer (i) a bi-weekly report (each, a “Bi-Weekly Transparency Report”) within 5 days of the end of each two week period showing all of Gold’s sales of, or trades in, ethanol during the prior two week period and (ii) a monthly report (each, a “Monthly Summary Report”) within 14 days of the end of each calendar month showing all of Gold’s sales of, or trades in, Producer’s Ethanol during the calendar month, and all contractual commitments that Gold had in place for Producer regarding any Ethanol as of the close of the calendar month.
          e. Gold shall be responsible and liable for Gold’s relationship and dealings with all third party purchasers of Ethanol from Gold, including with respect to and for billing, collections and account servicing and management, and Gold shall bear all credit and collection risk with respect to Gold’s sales of Ethanol to third parties.
          f. Gold shall promptly, but in any event within 24 hours, advise Producer of any material problems or questions raised by any customer of Gold with respect to any Ethanol.
          g. Gold shall promptly, but in any event within 24 hours, advise Producer of any matter regarding any Ethanol which comes to the attention of Gold which raises an issue of compliance of the Ethanol with this Agreement or any governmental laws, rules or regulations or industry standards.
          h. Gold shall obtain and continuously maintain in effect any and all governmental or other consents, approvals, authorizations, registrations, licenses or permits which are necessary or appropriate for Gold to fully and timely perform all of its duties and obligations under this Agreement.
          i. Gold shall reasonably consult with Producer regarding freight rates and prices and trends in the ethanol markets.
     Section 16. Representations and Warranties of Gold. Gold represents and warrants to Producer, both as of the date of this Agreement and again with each Accepted Purchase Order, as follows:
          a. Gold is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has and shall maintain all requisite power and authority to own or otherwise hold and use its property and carry on its business, except, in each case, where the failure to be or do so could not reasonably be expected to have a material and adverse effect upon the transactions contemplated by this Agreement.
          b. This Agreement has been duly authorized, executed and delivered by Gold, and constitutes the legal, valid and binding obligation of Gold, enforceable against Gold in accordance with its terms. Gold has and shall maintain all requisite power and authority to enter into and perform this Agreement, and all necessary actions and proceedings of Gold have been taken to authorize the execution, delivery and performance of this Agreement.
          c. The execution and performance of this Agreement do not and will not conflict with, breach or otherwise violate any of the terms or provisions of the organizational or governing documents of Gold or of any material agreement, document or instrument to which Gold is a party or by which Gold or any of its assets or properties are bound.
          d. There is no civil, criminal or other litigation, action, suit, investigation, claim or demand pending or, to the knowledge of Gold, threatened, against Gold, which could reasonably be expected to have a material adverse effect upon the transactions contemplated by this Agreement or Gold’s ability to perform its duties and obligations under, or to otherwise comply with, this Agreement.
     Section 17. Representations and Warranties of Producer. Producer represents and warrants to Gold, as of the date of this Agreement and again with each Accepted Purchase Order, as follows:
          a. Producer is duly organized, validly existing and in good standing under the laws of the state under which Producer was organized, and has and shall maintain all requisite power and authority to own or otherwise hold and use its property and carry on its business except, in each case, where the failure to be or do so could not reasonably be expected to have a material and adverse effect upon the transactions contemplated by this Agreement.
          b. This Agreement has been duly authorized, executed and delivered by Producer, and constitutes the legal, valid and binding obligation of Producer, enforceable against Producer in accordance with its terms. Producer has and shall maintain all requisite power and authority to enter into and perform this Agreement, and all necessary actions and proceedings of Producer have been taken to authorize the execution, delivery and performance of this Agreement.
          c. The execution and performance of this Agreement do not and will not conflict with, breach or otherwise violate any of the terms or provisions of the organizational or governing documents of Producer or of any material agreement, document or instrument to which Producer is a party or by which Producer or any of its assets or properties are bound.
          d. There is no civil, criminal or other litigation, action, suit, investigation, claim or demand pending or, to the knowledge of Producer, threatened, against Producer, which could reasonably be expected to have a material adverse effect upon the transactions contemplated by this Agreement or Producer’s ability to perform its duties and obligations under, or to otherwise comply with, this Agreement.
          e. All Ethanol shall be delivered and sold to Gold by Producer free and clear of all liens, restrictions on transferability, reservations, security interests, financing statements, licenses, mortgages, tax liens, charges, contracts of sale, mechanics’ and statutory liens and all other liens, claims, demands, restrictions or encumbrances whatsoever.

     Section 18. No Other Warranties. Except for the express warranties set forth in Sections 9, 16 and 17, neither Gold nor Producer make any express warranties whatsoever regarding any Ethanol or any other thing or matter whatsoever, and Gold and Producer hereby exclude and disclaim in entirety all implied warranties whatsoever, including the implied warranties of merchantability, noninfringement and fitness for a particular purpose, with respect to all Ethanol and all other things and matters whatsoever. For example, Gold makes no representation or warranty that Gold will be able to sell any Ethanol at profitable prices or at all.
     Section 19. No Indirect Damages; Statute of Limitations.
          a. Except as provided in the following paragraph, under no circumstances or theories shall Gold or Producer be liable to the other for any lost profits, business or goodwill, or for any exemplary, special, incidental, consequential, punitive or indirect damages whatsoever, that in any way relate to, are connected with or arise out of this Agreement (even if Gold or Producer, as the case may be, knew or should have known of the possibility of any such damages), including any such damages related to, connected with or arising out of any (y) performance or nonperformance by Gold or Producer, or (z) use, sale or liability regarding any Ethanol.
          b. Notwithstanding the foregoing or any other term of this Agreement that may appear to be the contrary, Gold and Producer acknowledge and agree that the preceding paragraph is not applicable to, and accordingly does not limit the scope or extent of Producer’s liability under or with respect to Section 9 or Gold’s or Producer’s liability under or with respect to (i) Sections 20 or 21; or (ii) any act or omission of Gold or Producer, as the case may be, or of their respective employees or agents, that is, in whole or in part, grossly negligent or reckless or that constitutes willful or wanton misconduct, fraud or an intentional tort.
          c. Any claim, suit, action or other proceeding for any breach or nonfulfillment of, or default under, any term or condition of this Agreement must be commenced within two years of the date on which the breach, non-fulfillment or default occurred, or such claim, suit, action or proceeding shall be lost and forever barred.
     Section 20. CONFIDENTIALITY.
          a. Gold and Producer acknowledge that they may have access to Confidential Information of the other, and that it is necessary for the other to prevent the unauthorized use or disclosure of the other’s Confidential Information. Accordingly, and in further consideration for this Agreement, Gold and Producer covenant and agree that they shall not, during the term of this Agreement or at any time within two years following the effective date of the termination of this Agreement (whether this Agreement is terminated by Gold, by Producer or by mutual consent, and for whatever reason or for no reason), directly or indirectly, engage in or take or refrain from taking any action or inaction that may lead to the use or disclosure of any Confidential

Information of the other by or to any person, or use or disclose any Confidential Information of the other for their own benefit; provided, however, that Gold and Producer may (i) make disclosures of and regarding this Agreement to their respective legal counsel and accountants, and (ii) use and disclose the other’s Confidential Information during the term of this Agreement as necessary or reasonably appropriate to Gold’s or Producer’s, as the case may be, performance of their duties and obligations under this Agreement, including, with respect to Gold, its marketing and sale of the Ethanol to third parties. Gold may also use and disclose Producer’s Confidential Information for purposes of Gold’s compliance with any terms similar to Sections 15(a) or 15(c) that are included in any agreements of Gold with Other Clients.
          b. In addition, and notwithstanding any of the foregoing, Gold and Producer may disclose Confidential Information of the other as may be required from time to time by any court order, governmental action, legal process or by applicable law, rule or regulation; provided, however, that in such event they shall, if permitted under the terms of such order, action, process, law, rule or regulation, first give written notice to the other and shall reasonably cooperate, but at the other’s sole cost and expense, in the other’s attempt to obtain a protective order or other waiver or exclusion from the court or other applicable governmental or other authority. Notwithstanding the preceding sentence, however, Gold and Producer may, without the consent of the other, make such disclosures and filings of this Agreement and the transactions contemplated hereby as Gold or Producer, as the case may be, from time to time is advised by counsel to be necessary or appropriate under, or as may be required in connection with, (i) the federal and applicable state securities laws, rules or regulations, including the Securities Exchange Act of 1934 and the various rules and regulations promulgated pursuant thereto; provided, however, that Gold or Producer, as the case may be, shall cooperate with the other in requesting confidential treatment in all filings under the Securities Exchange Act of 1934 for all pricing and payment information and all such other information as may be reasonably requested by the other; and (ii) any debt or equity financing or insurance coverage as may from time to time be pursued or obtained by Gold or Producer or any Affiliate of Gold or Producer, as the case may be, including to any prospective or actual lenders or investors and to actual or potential participants, assignees or transferees of any such lender or in connection with a foreclosure, assignment in lieu of foreclosure or the exercise of any rights or remedies by any such lender. Gold or Producer shall, where reasonably practicable, give the other prior written notice of the fact that they intend to make a disclosure pursuant to the preceding sentence.
          c. As provided above, Gold’s and Producer’s respective obligations under this Section 20 shall in all events end and terminate on the date that is two years following the effective date of the termination of this Agreement.
          d. Nothing in this Section 20 is intended or shall be construed as requiring Gold or Producer to furnish any Confidential Information to the other, except to the extent necessary or reasonably appropriate for the other to perform and provide the services and duties required of such party under this Agreement.

     Section 21. Nonsolicitation Covenants.
          a. Gold and Producer shall not, respectively, during the term of this Agreement or at any time within two years of the effective date of the termination of this Agreement (whether this Agreement is terminated by Gold, by Producer or by mutual consent, and for whatever reason or for no reason), directly or indirectly, solicit or contact any employee of the other for purposes of employing or otherwise retaining such employee without the express prior written consent of the other, which consent may be withheld in Gold’s or Producer’s, as the case may be, sole discretion. This Section 21 shall not, however, prohibit general, nontargeted solicitation such as general advertisements.
     Section 22. Reasonableness of Covenants.
          a. Gold and Producer acknowledge and agree that the covenants set forth in Section 20 and Section 21 are reasonable and are necessary and appropriate to protect the justifiable business interests of, respectively, Gold and Producer, and are not to be limited or restricted in any way or found to be or held by any court or other applicable authority to be unenforceable or invalid because of the scope of the area, actions subject thereto or restricted thereby, the time period over which the covenants are applicable, or otherwise. Without limiting Section 34, and in addition thereto, in the event any of the covenants set forth in Section 20 or Section 21 are deemed by a court or other applicable authority, notwithstanding the foregoing, to be too broad in terms of the scope of the area, actions subject thereto or restricted thereby, the time period over which the covenants are applicable, or otherwise, Gold and Producer expressly authorize and direct the court and/or such other applicable authority to enforce each and all of the covenants contained in Section 20 and Section 21 to the full and maximum extent the court or such other applicable authority, as the case may be, deems permissible.
          b. Gold and Producer also agree that a breach or imminent breach by them of Section 20 or Section 21 shall constitute a material breach of this Agreement for which the other will not have an adequate remedy at law, and that the other’s remedies upon a breach or imminent breach by them of Section 20 or Section 21 therefore include the right to preliminary, temporary and permanent injunctive relief restraining them and their employees and agents from any further violation of Section 20 or Section 21, as the case may be, and without any requirement that the party pursuing such injunctive relief prove any monetary loss or post any bond or other form of collateral or security in order to be able to pursue, obtain or maintain any such injunctive relief.
     Section 23. Effective Date / Term. This Agreement shall be effective as of the earlier of (a) the date that is six months after the date first set forth above, and (b) such earlier date as Producer and Gold, through their mutual exercise of commercially reasonable efforts, are able to implement the terms hereof (the “Effective Date”). The initial term of this Agreement shall be for a period of two years following the Effective Date (the “Initial Term”), unless terminated earlier under Section 24. This Agreement shall automatically renew for successive 18-month terms (each, a “Renewal Term”)

following the expiration of the Initial Term or the Renewal Term then in effect, as the case may be, unless Gold or Producer gives the other written notice of their election not to renew, for whatever reason or for no reason, at least 180 days prior to the end of the Initial Term or the Renewal Term then in effect, as the case may be, or this Agreement is terminated earlier under Section 24.
     Section 24. Termination. Producer and Gold shall have the right to terminate this Agreement as follows:
          a. Producer may terminate this Agreement at its option in any of the following events: (i) the failure by Gold to make any payment to Producer when due, if such nonpayment has not been fully cured within 8 days of Gold’s receipt of written notice thereof from Producer; (ii) any breach or nonfulfillment of or any default under any term or condition of this Agreement by Gold (other than a payment obligation), if such breach, nonfulfillment or default is not fully cured by Gold within 10 days of Gold’s receipt of written notice thereof from Producer; (iii) upon the giving of written notice by Producer to Gold, without any opportunity for cure by Gold, in the event of the dissolution or liquidation of, appointment of a trustee or receiver of or for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding (whether voluntary or involuntary) under any bankruptcy, insolvency, debtor/creditor, receivership or similar or related law by or against Gold.
          b. Gold may terminate this Agreement at its option in any of the following events: (i) the failure by Producer to make any payment to Gold when due, if such nonpayment has not been fully cured within 8 days of Producer’s receipt of written notice thereof from Gold; (ii) any breach or nonfulfillment of or any default under any term or condition of this Agreement by Producer (other than a payment obligation), if such breach, nonfulfillment or default is not fully cured by Producer within 10 days of Producer’s receipt of written notice thereof from Gold; or (iii) upon the giving of written notice by Gold to Producer, without any opportunity for cure by Producer, in the event of the dissolution or liquidation of, appointment of a trustee or receiver of or for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding (whether voluntary or involuntary) under any bankruptcy, insolvency, debtor/creditor, receivership or similar or related law by or against, Producer.
          c. This Agreement may be terminated by Producer or by Gold if such termination is required by any governmental or regulatory authority, and any such termination shall be effective on the earlier of: (i) the date required by such governmental or regulatory authority, or (ii) the thirtieth day following the giving of written notice of termination pursuant to this subparagraph (c) by Producer or Gold, as the case may be, to the other.
          d. This Agreement may also be terminated (i) as provided in Section 27 or (ii) by mutual consent of both Gold and Producer.

          e. Gold and Producer shall continue to comply with and otherwise perform under this Agreement during any notice or cure periods provided for above in this Section 24, including with respect to the acceptance or rejection of Purchase Orders in accordance with Sections 1 and 2.
     Section 25. Effect of Termination.
          a. The termination of this Agreement, by Gold or Producer, and for whatever reason or for no reason, shall not affect any liability or obligation of Gold or Producer under this Agreement which shall have accrued prior to or as a result of such termination, including any liability for loss or damage on account of breach, nor shall the termination of this Agreement (by Gold or Producer, and for whatever reason or for no reason) affect the terms or provisions of this Agreement that contemplate performance or continuing obligations beyond the termination of this Agreement, including the obligations of, as applicable, Gold and/or Producer under Sections 12, 20, 21, 35 and 36.
          b. Upon the termination of this Agreement by Gold or Producer, and for whatever reason or for no reason, Producer and Gold shall be and remain responsible for selling and purchasing, in accordance with the terms and conditions of this Agreement, all Ethanol that is the subject of Accepted Purchase Orders (including Accepted Storage Purchase Orders) on the effective date of the termination of this Agreement but that have not yet been performed on the effective date of the termination of this Agreement (including with respect to Accepted Terminal Storage Purchase Orders), and this Agreement (including Sections 1 through 4) shall also continue for that limited purpose.
     Section 26. Audit Rights.
          a. Gold and Producer shall each maintain complete, accurate and up-to-date records of their activities with respect to, as applicable, the production, delivery, shipment and sale of Ethanol pursuant to this Agreement (collectively, and in general, the “Records”). Gold and Producer shall maintain each of their respective Records for a period of not less than two years from the date of the creation of the particular Record in question.
          b. Gold and Producer shall each have the right, upon reasonable notice to the other, to review or to have a mutually acceptable third party (the “Reviewer”) review, the Records of the other during normal business hours for the sole purpose of determining the accuracy of any payment, invoice, statement, report or other document provided by the other under this Agreement; provided, however, that (i) neither Gold nor Producer shall have the right to cause a review of the Records of the other more than once during any calendar quarter; and (ii) once the Records of Gold or Producer, as the case may be, for any given period of time have been reviewed pursuant to this Section 26, such Records shall not be subject to review again except with the consent of Gold or Producer, as the case may be, which consent may be withheld in Gold’s or Producer’s, as the case may be, sole discretion. If Gold requests a review of Producer’s Records pursuant to this Section 26, Gold shall pay all of the fees, costs and expenses of the Reviewer, and if

Producer requests a review of Gold’s Records pursuant to this Section 26, Producer shall pay all of the fees, costs and expenses of the Reviewer.
          c. Notwithstanding anything in this Agreement to the contrary, if Gold’s or Producer’s review of the Records of the other reveals any shortages or deficiencies in excess of $10,000 in the amount of any payments required to be made by Gold to Producer, or by Producer to Gold, as the case may be, pursuant to this Agreement, Gold or Producer, as the case may be, shall pay the amount that exceeds $10,000 (the “Unpaid Amount”) to the other within 15 days of Gold’s or Producer’s, as the case may be, written notice to the other of the Unpaid Amount. The written notice of the Unpaid Amount must include the basis for the calculation of the Unpaid Amount.
     Section 27. Force Majeure. If any term or condition of this Agreement to be performed or observed by Gold or Producer is rendered impossible of performance or observance due to any force majeure or any other material act, omission, matter, circumstance, event or occurrence beyond the commercially reasonable control of Gold or Producer, as the case may be (any such event, an “Impossibility Event”), the affected party shall, for so long as such Impossibility Event exists, be excused from such performance or observance, provided the affected party (i) promptly notifies the other party of the occurrence of the Impossibility Event; (ii) takes all such steps as are reasonably necessary or appropriate to terminate, remedy or otherwise discontinue the effects of the Impossibility Event; and (iii) recommences performance after the termination or discontinuance of the Impossibility Event; provided, however, that if after 30 days from the occurrence of the Impossibility Event the affected party is still unable to perform its obligations under this Agreement, the other party may, in such party’s sole discretion, terminate this Agreement effective upon the giving of written notice to the affected party. The term “Impossibility Event” includes an actual or threatened act or acts of war or terrorism, fire, storm, flood, earthquake, acts of God, civil disturbances or disorders, riots, sabotage, strikes, lockouts and labor disputes. Nothing in this Section 27 is intended to or shall be interpreted so as to require the resolution of labor disputes by acceding to the demands of labor when such course is inadvisable in the discretion of the party subject to such dispute. Notwithstanding anything in this Agreement to the contrary, this Section 27 shall not apply to, and no term of this Agreement shall be deemed to in any event excuse any performance or observance of, any Accepted Purchase Order, Section 9, Section 20, Section 21, or any payment or indemnification duty or obligation under this Agreement.
     Section 28. Arbitration.
          a. Except as provided below, all controversies, disputes or claims between Gold and Producer in any way related to, arising out of or connected with this Agreement shall be resolved solely and exclusively through binding arbitration in accordance with the then current commercial arbitration rules of the American Arbitration Association. The arbitration proceeding shall be conducted in Des Moines, Iowa and shall be heard by one arbitrator mutually agreed to by Gold and Producer; provided, however, that if Gold and Producer are unable to agree on an arbitrator within

15 days of the date of a written demand for arbitration given by either Gold or Producer, then Gold and Producer shall each select one arbitrator, and those two arbitrators shall in turn select a third arbitrator, and the arbitration proceedings shall be heard and determined before those three arbitrators, with the decision of a majority of the arbitrators to govern.
          b. The arbitrator or arbitrators shall have the right to award or include in the award any relief deemed appropriate under the circumstances, including money damages, specific performance, injunctive relief and attorneys’ fees and costs in accordance with this Agreement, but subject to Section 19.
          c. Gold and Producer agree that, in connection with any arbitration proceeding, they shall file any compulsory counterclaim (as defined under the Federal Rules of Civil Procedure) within 30 days after the date of the filing of the claim to which it relates.
          d. The award and decision of the arbitrator or arbitrators shall be conclusive and binding upon Gold and Producer and judgment upon the award may be entered in any court of competent jurisdiction.
          e. Gold and Producer shall share the fees of the arbitrator or arbitrators and the other costs of the arbitration equally, but shall pay their own attorneys’ fees and other costs and expenses, except that the arbitrator or arbitrators may award costs and fees to the prevailing party as the arbitrator or arbitrators deem appropriate.
          f. Notwithstanding the foregoing, no controversy, dispute or claim in any way related to, arising out of or connected with Sections 20 or 21 or any action by Gold or Producer seeking specific performance or injunctive relief shall be subject to arbitration under this Section 28 unless Gold and Producer, in their respective sole discretion, consent in writing to the arbitration of any such particular controversy, dispute or claim.
     Section 29. Insurance. Gold and Producer shall each maintain during the term of this Agreement commercial general liability insurance with combined single limits of not less than $2,000,000. The respective commercial general liability insurance policies issued to Gold and to Producer must be reasonably acceptable to the other, and must (i) name the other as an additional insured; (ii) provide for a minimum of 30 days’ written notice to the other prior to any cancellation, termination, nonrenewal, amendment or other change of such insurance policy; and (iii) provide that in the event of payment of any loss or damage the respective insurers will have no rights of recovery against the other. Gold and Producer shall, respectively, provide reasonable proof of such insurance to the other upon the reasonable request of the other from time to time.
     Section 30. Assignment. This Agreement shall be assignable by Gold or Producer, as the case may be, only with the prior written consent of the other, which consent shall not be unreasonably delayed, conditioned or withheld; provided, however, that Gold and Producer may, respectively, without the consent of the other (i) assign this Agreement or any or all of its rights and obligations under this Agreement to any Affiliate of Gold or Producer, as the case may be; (ii) assign this Agreement or any or all of its rights and obligations under this Agreement in connection with any sale of all or substantially all of the assets of Gold or Producer, as the case may be; and (iii) assign this Agreement as collateral, security or otherwise to any lender of Gold or Producer, as the case may be, and any such lender may in turn assign this Agreement upon any foreclosure or other exercise of any rights or remedies against Gold or Producer, as the case may be. Gold or Producer, as the case may be, shall give prompt written notice to the other of any assignment by them pursuant to any of subclauses (i) through (iii) in the preceding sentence.
     Section 31. Governing Law. This Agreement is entered into and is performable in material part in Iowa, and shall be governed by and construed in accordance with the laws of the State of Iowa, but without regard to or application of the choice of law or conflicts of law provisions thereof.
     Section 32. Notices.
          a. All notices and demands desired or required to be given under this Agreement (“Notices”) shall be given in writing and shall be given by (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the Notice by United States mail, postage prepaid, certified mail, addressed to the address for Notices.
          b. All Notices shall be deemed given and effective upon the earliest to occur of (i) the hand delivery of the Notice to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) three Business Days after the depositing of the Notice in the United States mail as provided in the foregoing paragraph.
          c. All Notices shall be addressed to the addresses set forth below the signatures to this Agreement or to such other person or at such other address as Gold or Producer may from time to time by Notice designate to the other as a place for service of Notice.
          d. Notwithstanding the foregoing, Purchase Orders, Accepted Purchase Orders, Monthly Summary Reports, Freight Cost Reports, Bi-Weekly Transparency Reports, production schedules, loading schedules, delivery reports, certificates of analysis, bills of lading, meter certificates or tickets, rejection notices and invoices to be provided under this Agreement may be given and delivered by facsimile or email to the facsimile numbers or email addresses set forth below the signatures to this Agreement or to such other facsimile number or email address as Gold or Producer may from time to time by Notice designate to the other, and shall be deemed given and effective upon receipt. In addition, Purchase Orders may be submitted orally and shall be deemed received by Producer at the time a given Purchase Order is orally transmitted by a representative of Gold to a Producer Representative. Gold may, in its discretion (but shall have no duty to), record any or all telephone conversations between Gold and any Producer Representative or employee of Producer, and Producer hereby consents to all such recordings.
     Section 33. Binding Effect on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Gold and Producer and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Gold and Producer (and their respective successors and permitted assigns) any rights, remedies, liabilities or obligations under or by reason of this Agreement, except that (i) Producer acknowledges that Gold shall sell the Ethanol to third parties based upon and in reliance on Producer’s representations and warranties set forth in Section 9 and Section 17(e); and (ii) Gold’s and Producer’s respective Affiliates, employees and agents shall have the rights provided in, respectively, Sections 35 and 36.
     Section 34. Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent. Any finding of invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction. Without limiting the generality of the foregoing, each term of this Agreement which provides for a limitation of remedies or liability, disclaimer or exclusion of warranties, or exclusion or limitation of damages is subject to this Section 34.
     Section 35. Indemnification by Producer; Interest. Subject to Section 19, Producer shall indemnify, defend and hold Gold and Gold’s Affiliates, employees and agents harmless from and against any and all suits, actions, proceedings, claims, counterclaims, losses, damages, liabilities, costs and expenses (including attorneys’ fees) in any way relating to, arising out of or in connection with or resulting from this Agreement or Gold’s performance of the terms of this Agreement (collectively, “Gold Indemnity Events”); provided, however, that Producer shall have no obligation to indemnify Gold to the extent such Gold Indemnity Events result from the gross negligence or willful misconduct of Gold, its Affiliates, or the employees or agents of any such entity. Any payment owed by Producer to Gold under this Agreement that is not made within two days of the date on which the payment was due shall bear interest until paid, such interest to accrue at the Prime Rate as published in The Wall Street Journal from time to time, plus 4.00% per annum.
     Section 36. Indemnification by Gold; Interest. Subject to Section 19, Gold shall indemnify, defend and hold Producer and Producer’s Affiliates, employees and agents harmless from and against any and all suits, actions, proceedings, claims, counterclaims, losses, damages, liabilities, costs and expenses (including attorneys’ fees)

in any way arising in connection with or resulting from (i) any breach or nonfulfillment of or default under any term or condition of this Agreement by Gold; or (ii) any act or omission of Gold that is, in whole or in part, grossly negligent or reckless or that constitutes willful or wanton misconduct, fraud or an intentional tort. Any payment owed by Gold to Producer under this Agreement that is not made within two days of the date on which the payment was due shall bear interest until paid, such interest to accrue at the Prime Rate as published in The Wall Street Journal from time to time, plus 4.00% per annum.
     Section 37. Right of Offset. Gold has and hereby reserves the right to set off against and withhold from any amounts due or owing to Producer by Gold under this Agreement any and all amounts of whatever kind or nature (including interest as provided in Section 35) as may from time to time be due or owing to Gold from Producer and that are past due or that arise out of or under Section 35. Producer has and hereby reserves the right to set off against and withhold from any amounts due or owing to Gold by Producer under this Agreement any and all amounts of whatever kind or nature (including interest as provided in Section 36) as may from time to time be due or owing to Producer from Gold and that are past due or that arise out of or under Section 36.
     Section 38. No Waiver; Modifications in Writing. No failure or delay on the part of Gold or Producer in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as provided in Section 19, the remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to Gold or Producer at law, in equity or otherwise. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by Gold and Producer, except that Gold may unilaterally amend, restate, amend and restate, supplement or otherwise modify the Surcharge Percentage and Exhibit A at any time and from time to time as provided in, respectively, Section 3 and Section 9. Producer and Gold may amend this Agreement pursuant to an Accepted Purchase Order which is signed by both Producer and Gold and which provides that specified terms of such Accepted Purchase Order constitute an amendment of specified terms of this Agreement (each such amendment, a “PO Amendment”). A PO Amendment and any other amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. A PO Amendment shall also be effective only with respect to the particular Accepted Purchase Order in question.
     Section 39. Counterparts; Delivery by Facsimile or Email Transmission. This Agreement and Accepted Purchase Orders may be executed in counterparts (including by facsimile or email), each of which shall be deemed an original and all of which together shall constitute one and the same Agreement or Accepted Purchase Order, as the case may be.
     Section 40. Entire Agreement. This Agreement, any exhibits and schedules to this Agreement and each Accepted Purchase Order constitute the entire agreement between Gold and Producer relating to the subject matters of this Agreement, and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of Gold and Producer in connection with the subject matters of this Agreement. No course of dealing or usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement, except only where this Agreement expressly refers to industry standards or industry practices, in which event industry standards or industry practices shall only be considered or applied with respect to the particular action, item, matter or issue in question, but the terms of this Agreement shall govern and control in the event of any conflict or inconsistency with any such industry standard or industry practice. Any reference to industry standards or industry practices in this Agreement is to the then current generally recognized industry standards or industry practices for the ethanol industry in the United States.
     Section 41. Construction; Certain Definitions; Gender and Number.
          a. This Agreement shall not be construed more strongly against Gold or Producer, regardless of who is more responsible for its preparation.
          b. The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” in this Agreement mean and refer to this entire Agreement, and not to any particular section, paragraph or provision. The words “include,” “includes” and “including” are used in this Agreement in a nonexclusive manner and fashion, that is so as to include, but without limitation, the facts, items or matters in question. Any references in this Agreement to a “Section,” “Exhibit” or “Schedule” shall, unless otherwise expressly indicated, be a reference to the section in this Agreement or to such exhibit or schedule to this Agreement. Words and phrases in this Agreement shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context. The titles or captions of sections and paragraphs in this Agreement are provided for convenience of reference only, and shall not be considered a part of this Agreement for purposes of interpreting or applying this Agreement and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions. The word “person” as used in this Agreement includes natural persons and all forms and types of entities.
     Section 42. Nature of Relationship.
          a. No Partnership, Association or Joint Venture. Nothing contained in this Agreement and no action taken or omitted to be taken by Gold or Producer pursuant to this Agreement shall be deemed to constitute a partnership, an association, a joint venture or other entity whatsoever. Gold shall at all times be acting as an independent contractor under this Agreement. Neither Gold nor Producer has the authority to enter into any contract or agreement on behalf of the other, except that Gold may bind and obligate Producer for and with respect to Freight Costs, Storage Costs and the Carriers for the loading, shipment and transportation of Ethanol.
          b. Conduct of Gold. Gold may purchase and otherwise deal in ethanol, ethanol by-products or co-products and other products for Gold’s own use or account, and Gold may also market and sell ethanol, ethanol by-products or co-products and other products of other persons (including Affiliates or related parties of Gold), and provide services to other persons, all on such terms and conditions as are determined by Gold from time to time, in Gold’s sole discretion, subject only to Gold’s compliance with Section 15(c).
     Section 43. Time Is of the Essence. Gold and Producer each acknowledge and agree that time is of the essence in the performance by them of their respective duties and obligations under this Agreement.
     Section 44. Waiver of Jury Trial; Jurisdiction. Without limiting Section 28, Producer and Gold waive any right to a jury trial in and with respect to any suit, action, proceeding, claim, counterclaim, demand or other matter whatsoever arising out of this Agreement. Producer and Gold submit to the nonexclusive jurisdiction of any United States or Iowa court sitting in Des Moines, Iowa in any action or proceeding arising out of or relating to this Agreement which is not subject to Section 28 and with respect to the enforcement of any arbitration award under Section 28.
     Section 45. Definitions.
     For the purposes of this Agreement, the following terms have the meanings set forth therefor in this Section 45.
     “Acceleration Surcharge Amount” has the meaning given to such term in Section 4(b).
     “Acceptance Period” has the meaning given to such term in Section 2.
     “Accepted” means, with respect to any Purchase Order, that such Purchase Order was accepted by Producer in accordance with Section 2 of this Agreement.
     “Affiliate” means, with respect to either Gold or Producer, any person controlling, controlled by or under common control with Gold or Producer, as applicable.
     “Agreement” has the meaning given to such term in the preamble.
     “Allocated Storage Costs” means an amount equal to 99% of the Producer Storage Amount.
     “Bi-Weekly Transparency Report” has the meaning given to such term in Section 15(d).

     “Business Day” means any day of the year on which national banking institutions in Ames, Iowa are open to the public for conducting business and are not required or authorized to close.
     “Carriers” has the meaning given to such term in Section 6(b).
     “Confidential Information” means all information in any form (whether written, oral, or otherwise) that is proprietary or confidential to, respectively, Gold or Producer, as the case may be, whether regarding their services, products, business or otherwise, and whether or not designated as such when received, obtained, compiled or observed by Gold or Producer, as the case may be, including the following information or types of information: (i) the terms of this Agreement; (ii) financial and accounting information and projections; (iii) marketing information, including price and discount lists, payment terms, prospects or market research data, and sales plans, strategies or methods; (iv) customers, suppliers and vendors and related information; and (v) any and all notes, reports, memoranda, analyses, studies or other documents making any use of any Confidential Information. Notwithstanding the foregoing, the term “Confidential Information” shall in no event include any information that: (i) is already lawfully known to, or in the possession of, Gold or Producer, as the case may be, at the time of disclosure by the other; (ii) is or subsequently becomes publicly available or publicly known through no wrongful act of Gold or Producer, as the case may be; (iii) is disclosed or provided to Gold or Producer, as the case may be, by a person having the right to make an unrestricted disclosure of the information; or (iv) is developed independently by Gold or Producer, as the case may be, without the use of the other’s Confidential Information.
     “Customer Price” means the final purchase price and other amounts, if any, set forth in a given Gold customer invoice for a given Ethanol sale to such customer, less all Reimbursement Amounts.
     “Delivery Payment” means a payment for Ethanol due on and in accordance with the terms specified in a given Accepted Purchase Order, less any portion of the current Set-Off Amount that Gold, in its sole discretion, chooses to set off against such Delivery Payment, as specified at the time of such Delivery Payment.
     “Direct Fixed Price Purchase Order” has the meaning given to such term in Section 1(b)(i).
     “Direct Index Price Purchase Order” has the meaning given to such term in Section 1(b)(ii).
     “Direct Shipment” means a shipment of Ethanol pursuant to an Accepted Direct Fixed Price Purchase Order or an Accepted Direct Index Price Purchase Order.
     “Ethanol” has the meaning given to such term in the recitals.

     “Final Purchase Price” means a price per gallon of ethanol based on the final purchase price formula mutually agreed by Gold and an end customer, as specified in a given Direct Index Price Purchase Order, which final purchase price may be based on a monthly average from a specified day of trading of a specified reputable ethanol index (which indices include, but are not limited to, OPIS or Platt’s New York Harbor), and/or such other factors and Gold and such end customer may choose to include in the final purchase price formula.
     “Freight Costs” has the meaning given to such term in Section 6(c).
     “Freight Cost Report” has the meaning given to such term in Section 6(c).
     “Gold” has the meaning given to such term in the preamble.
     “Gold Freight Costs” has the meaning given to such term in Section 6(c).
     “Gold Indemnity Events” has the meaning given to such term in Section 35.
     “Gold True-Up Amount” has the meaning given to such term in Section 1(b)(ii).
     “Governmental Seizure” has the meaning given to such term in Section 10(b).
     “Impossibility Event” has the meaning given to such term in Section 27.
     “Loading Schedule” has the meaning given to such term in Section 5(b).
     “Marketing Fee” means a fee payable to Gold by Producer in an amount equal to one percent of the Net Purchase Price of a given shipment of Ethanol, which fee shall become due and payable to Gold on the date that is the later of (i) the date on which the corresponding Delivery Payment for such Ethanol is made and (ii) the date on which the Customer Price and Freight Costs for such Ethanol have been determined by Gold.
     “Marks” has the meaning given to such term in Section 12(a).
     “Maximum Storage” has the meaning given to such term in Section 6(g).
     “Monthly Production” has the meaning given to such term in Section 8(b).
     “Monthly Summary Report” has the meaning given to such term in Section 15(d).
     “Net Purchase Price” means the amount derived by subtracting the Freight Costs for the Ethanol in question from the Customer Price for such Ethanol.
     “Notices” has the meaning given to such term in Section 32(a).
     “Other Clients” has the meaning given to such term in Section 15(c)

     “Payment Acceleration Notice” has the meaning given to such term in Section 4.
     “Payment Acceleration Date” has the meaning given to such term in Section 4(a).
     “Payment Documents” has the meaning given to such term in Section 3.
     “Plant” has the meaning given to such term in the recitals.
     “PO Amendment” has the meaning given to such term in Section 38.
     “Producer” has the meaning given to such term in the preamble.
     “Producer Percentage” means the amount determined by dividing the then-current Monthly Production by the aggregate estimated monthly production of ethanol for all plants for which Gold markets ethanol.
     “Producer Representative” has the meaning given to such term in Section14(d).
     “Producer Storage Amount” means the amount determined by multiplying the Producer Percentage for a given calendar month by the Storage Costs for such calendar month.
     “Producer True-Up Amount” has the meaning given to such term in Section 1(b)(ii).
     “Pro Forma Price” has the meaning given to such term in Section 1(b)(ii).
     “Purchase Order” has the meaning given to such term in Section 1(a).
     “Rail Contracts” has the meaning given to such term in Section 6(b).
     “Records” has the meaning given to such term in Section 26(a).
     “Reimbursement Amounts” means the sum of all amounts billed to a given Gold customer for terminal costs, excise taxes, transportation costs or other similar charges that are for reimbursement of out-of-pocket costs and expenses of Gold.
     “Rejected Ethanol” has the meaning given to such term in Section 10(c).
     “Replacement Costs” has the meaning given to such term in Section 2.
     “Reviewer” has the meaning given to such term in Section 26(b).
     “Set-Off Amount” means the sum, without duplication, of all outstanding and unpaid Marketing Fees, Acceleration Surcharge Amounts, Producer True-Up Amounts,

Gold Freight Costs, Allocated Storage Costs, Replacement Costs and amounts owed pursuant to Sections 10(e), 13, or 37 arising under this Agreement from time to time.
     “Storage Costs” means, with respect to a given calendar month, the sum of all fees, costs, expenses and other amounts paid or incurred by Gold that in any way arise from or are related to or connected with Gold’s storage of ethanol and the pick-up, shipment, delivery or other transportation of ethanol from any storage facility or terminal to Gold’s customers, including rental, transfer fees and other charges or amounts payable to the lessor or owner of the storage facility or terminal, freight, express bills, terminal fees, insurance, taxes and all other related or similar costs, expenses, charges, fees and other amounts.
     “Storage Limit Sale” has the meaning given to such term in Section 14(a).
     “Supplemental Purchase Order” has the meaning given to such term in Section 1(b)(iii).
     “Surcharge Percentage” has the meaning given to such term in Section 4(b).
     “Terminal Storage Ethanol” has the meaning given to such term in Section 1(b)(iii).
     “Terminal Storage Purchase Order” has the meaning given to such term in Section 1(b)(iii).
     “Terminal Storage Shipment” means a shipment of Ethanol pursuant to an Accepted Supplemental Purchase Order or any sale of Terminal Storage Ethanol as though such sale were an Accepted Supplemental Purchase Order.
     “Unpaid Amount” has the meaning given to such term in Section 26(c).
[Remainder of Page Intentionally Left Blank — Signature Page Follows]

     IN WITNESS WHEREOF, Gold and Producer have executed and entered into this Agreement as of the date first above written.

PRODUCER:	GOLD:

ABE FAIRMONT, LLC	HAWKEYE GOLD, LLC

By:	By:

Name:	Name:

Title:	Title:

Address:	Address:
ABE Fairmont, LLC	Hawkeye Gold, LLC
224 S. Bell Ave.
Ames, IA 50010
Attn: (“Producer Representative”)	Attn:

Facsimile:	Facsimile:

Email:	Email:

Maximum Storage:

Monthly Production:
[Signature Page to Hawkeye Gold Exclusive Ethanol Marketing Agreement]

Exhibit A
ETHANOL SPECIFICATIONS*
Hawkeye Gold Fuel Ethanol product quality will meet the most recent version of ASTM D 4806:
ASTM D 4806 - 07
Standard Specification for Denatured Fuel Ethanol for
Blending with Gasoline’s for use as Automotive Spark-Ignition Engine Fuel

Quality Parameter	Limits		ASTM Test Methods

Ethanol, vol.%, min	92.1		D 5501

Methanol, vol.%, max	0.5		D 5501

Solvent washed gum, mg/100mL, max	5.0		D 381

Water content, vol.%, max	1.0		E 1064, E 203

Denaturant content, vol.%, min - vol.% max	1.96 - 5.0		Estimated calculation

Inorganic Chloride, mass ppm (mg/L), max	40.	(32)	D 7319, D7328

Copper, mg/kg, max	0.1		D 1688

Acidity, as acetic acid, mass% (mg/L), max	0.007	(56)	D 1613

pHe	6.5 - 9.0		D 6423

Sulfur, mass ppm, max	10.		D 5453

Sulfate, mass ppm, max	4		D 7318, D 7319, D 7328

Appearance	Clear and Bright Free of suspended or precipitated contaminants		Visual at room temperature

Benzene, vol.%, max	0.06		D 5580

Aromatics, vol.%, max	1.7		D 5580

Olefins, vol.%, max	0.5		D 6550
Workmanship: The specification defines only a basic purity of the product. The product shall be free of any adulterant or contaminant that may render the material unacceptable for its application.
Denaturant: Natural Gasoline, Unleaded Gasoline, Straight Run Gasoline or Raffinate.
Corrosion Protection: Hawkeye Gold Denatured Fuel Ethanol will contain a corrosion inhibitor designed for use in ethanol fuels.
Filtration: The final Denatured Fuel Ethanol product will be filtered using 10 micron nominal filters to control any suspended particles or precipitants while being transferred out of the storage tanks and being loaded on to railcars or trucks.

*	Gold may amend, restate, amend and restate, supplement or otherwise modify the attached Exhibit A at any time and from time to time as provided in Section 9 of the Exclusive Ethanol Marketing Agreement to which this Exhibit A is attached.